UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

QUAKER CHEMICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders

TIME:	10:00 A.M., local time, on Wednesday, May 10, 2006

PLACE:	Quaker Chemical Corporation One Quaker Park 901 Hector Street Conshohocken, Pennsylvania 19428

ITEMS OF BUSINESS:	(1) To elect three directors.

(2) To consider and act upon a proposal for the approval of the amended and restated 2001 Global Annual Incentive Plan.

(3) To consider and act upon a proposal for the approval of the 2006 Long-Term Performance Incentive Plan.

(4) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm to examine and report on our financial statements for the year 2006.

(5) To transact any other business properly brought before the meeting.

WHO MAY VOTE:	You can vote at the meeting or any adjournment(s) of the meeting if you were a shareholder of record at the close of business on March 10, 2006.

ANNUAL REPORT:	A copy of our Annual Report which includes our Annual Report on Form 10-K for the year ended December 31, 2005 is enclosed.

It is important that your shares be represented at the meeting. You are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, you are urged to complete, sign, date and return the enclosed proxy in the envelope we have enclosed for your convenience; no postage is required if mailed in the United States.

By Order of the Board of Directors,

D. Jeffry Benoliel

Vice President, Secretary

and General Counsel

Conshohocken, Pennsylvania

March 31, 2006

QUAKER CHEMICAL CORPORATION

One Quaker Park, 901 Hector Street

Conshohocken, Pennsylvania 19428

PROXY STATEMENT

This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies on behalf of our Board of Directors for use at our 2006 Annual Meeting of Shareholders, and at any and all adjournments of the meeting, for the purpose of considering and acting upon the matters referred to in the accompanying Notice of Annual Meeting of Shareholders and which are discussed below. The Annual Meeting of Shareholders will be held at our headquarters located at One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428, at 10:00 A.M., local time, on May 10, 2006. The terms “we,” “our,” “us,” and “Quaker,” as used in this proxy statement, refer to Quaker Chemical Corporation.

This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about April 4, 2006.

Information Concerning the Annual Meeting

What matters will be voted on at the meeting?

At the meeting, shareholders will vote on four matters:

•	Election of three nominees to serve on our Board of Directors;

•	Approval of the amended and restated 2001 Global Annual Incentive Plan;

•	Approval of the 2006 Long-Term Performance Incentive Plan; and

•	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2006.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•	FOR each of the three nominees named in this proxy statement;

•	FOR the approval of the amended and restated 2001 Global Annual Incentive Plan;

•	FOR the approval of the 2006 Long-Term Performance Incentive Plan; and

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2006.

Who is entitled to vote?

Shareholders of record as of the close of business on March 10, 2006, the record date for the meeting, are entitled to notice of and to vote at the meeting or any adjournments of the meeting.

How do I cast my vote?

You can cast your vote by:

•	marking, signing and dating a proxy card or voting instruction card (if you hold shares in street name) and returning it in the postage-paid envelope provided; or

•	attending the meeting and voting in person.

If you want to vote in person and you hold Quaker common stock in street name (your shares are held in the name of a brokerage firm, bank or other nominee), you must obtain a proxy card issued in your name from your broker and bring that proxy card to the meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date and valid identification.

If I have given a proxy, how do I revoke that proxy?

Your presence at the meeting will not revoke any proxy you may have given. If your shares are held in your name, you may revoke your proxy at any time (to the extent it has not already been voted at the meeting), but a revocation will not be effective until it is received. Your proxy will be revoked (to the extent it has not already been voted at the meeting) if you:

•	give written notice of the revocation to Quaker’s Corporate Secretary, Mr. D. Jeffry Benoliel, One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428, or give electronic notice to Mr. Benoliel at jeffry_benoliel@quakerchem.com;

•	submit a properly signed proxy with a later date; or

•	vote in person at the meeting as described above.

If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke your vote before the meeting.

How will my proxy be voted?

If you are a registered holder and your proxy is properly executed, returned and received prior to the meeting and is not revoked, it will be voted in accordance with your instructions. If you return your signed proxy but do not mark the boxes to show how you wish to vote on any of the proposals, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted “FOR” each of the nominees named in the proxy, “FOR” the approval of the amended and restated 2001 Global Annual Incentive Plan, “FOR” the approval of the 2006 Long-Term Performance Incentive Plan, and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2006.

If your shares are held in street name and your voting instruction form is properly executed, returned and received prior to the meeting and is not revoked, it will be voted in accordance with your instructions. If you have not furnished voting instructions within a specified period prior to the meeting, brokerage firms and nominees that are members of the New York Stock Exchange have the authority under the Exchange’s rules to vote their customers’ unvoted shares on certain “routine” matters but not on non-routine matters. Under the rules currently in effect, routine matters include the election of directors, the approval of the amended and restated 2001 Global Annual Incentive Plan, and the ratification of the appointment of our independent registered public accounting firm. The only non-routine matter to be voted on at the meeting is the approval of the 2006 Long-Term Performance Incentive Plan.

The proxy card and voting instruction form also grant the proxy holders discretionary authority to vote on any other business that may properly come before the meeting as well as any procedural matters.

What does it mean if I get more than one proxy card?

If you have your shares registered in multiple accounts with one or more brokers and/or our transfer agent, you will receive more than one proxy card. Please complete and return each of the proxy cards you receive to ensure that all of your shares are voted.

How many votes are needed to elect directors?

The three nominees receiving the highest number of “FOR” votes will be elected as directors. This is referred to as a plurality.

What if a nominee is unwilling or unable to serve?

We do not expect that to occur. If it does, proxies will be voted for a substitute nominee designated by our Board of Directors.

How many votes are needed to approve the amended and restated 2001 Global Annual Incentive Plan, to approve the 2006 Long-Term Performance Incentive Plan, and to ratify the appointment of PricewaterhouseCoopers LLP to examine and report on our financial statements and internal control over financial reporting for the year 2006?

Each proposal requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal.

How will abstentions and broker non-votes affect the voting?

Abstentions and broker non-votes will have no effect on the outcome of the voting on any matter brought before the meeting because they will not represent votes cast.

Are dissenters’ rights applicable to any of the matters to be voted on at the meeting?

No. Dissenters’ rights do not apply to any of the matters to be voted on at the meeting.

Who will count the vote?

The Judge of Election appointed at the meeting, together with representatives of American Stock Transfer & Trust Company, our transfer agent, will tabulate the votes cast at the meeting.

How many shares can be voted at the meeting?

As of March 10, 2006, the record date for the meeting, 9,758,265 shares of Quaker common stock were issued and outstanding. Every holder of Quaker common stock is entitled to one vote or ten votes for each share held of record on the record date.

How many votes will I be entitled to cast at the meeting?

You will be entitled to cast one vote or ten votes for each share of common stock you held on March 10, 2006, the record date for the meeting, depending upon how long you had held the shares as of the record date. As more specifically provided in Article 5 of Quaker’s Articles of Incorporation, the number of votes you are entitled to cast at the meeting will be determined as follows:

Each share which, as of the record date, you had beneficially owned since March 1, 2003, will entitle you to ten votes.

Each share you acquired after March 1, 2003, will entitle you to one vote, with some exceptions. These exceptions are explained in Appendix A to this proxy statement.

We presume that shares you hold in “street” or “nominee” name, or that are held for your account by a broker, clearing agency, voting trustee, bank, trust company, or other nominee, were acquired by you after March 1, 2003 and, accordingly, entitle you to one vote for each of these shares. You may, however, rebut this “one-vote” presumption by presenting written evidence to us in accordance with the procedures described in Appendix A.

What is the total number of votes that may be cast at the meeting?

Based on the information available to us on March 10, 2006, the holders of 1,181,321 shares of Quaker common stock will be entitled to cast ten votes for each share held and the holders of 8,576,944 shares of

Quaker common stock will be entitled to cast one vote for each share held, for a total of 20,390,154 votes. The number of shares that we have indicated are entitled to one vote includes those shares presumed to be entitled to only one vote. Because the holders of these shares may rebut this presumption, the total number of votes that may be cast at the meeting may increase to as many as 97,582,650.

Where can I find more information on the voting procedures for the meeting?

For additional information on our voting procedures, including the procedures for determining whether a share entitles its holder to one vote or ten votes, and how to rebut the “one-vote” presumption, please refer to Appendix A.

What is a “quorum?”

The presence of shareholders entitled to cast at least a majority of the votes entitled to be cast on a particular matter will constitute a “quorum” for the purpose of considering that matter. For purposes of determining the presence of a quorum, the votes of a shareholder will be counted if the shareholder is present in person or by proxy. Shares which are the subject of abstentions or broker non-votes will be counted for purposes of determining a quorum.

Who can attend the Annual Meeting?

All shareholders of Quaker who owned shares of record on March 10, 2006 can attend the meeting. If you want to vote in person and you hold Quaker common stock in street name (your shares are held in the name of a brokerage firm, bank or other nominee), you must obtain a proxy card issued in your name from your broker and bring that proxy card to the meeting, together with a copy of a brokerage statement reflecting your stock ownership as of the record date and valid identification.

How will voting on any other business be conducted?

We do not know of any business to be considered at the meeting other than the proposals described in this proxy statement. However, if any other business is presented at the meeting, a proxy in the accompanying form will give authority to William R. Cook and Ronald J. Naples to vote on such matters at their discretion and they intend to do so in accordance with their best judgment.

Who will pay the cost of this proxy solicitation and how will the solicitation be conducted?

We will pay the expenses of soliciting proxies in the form included with this proxy statement, including the cost of preparing, assembling and mailing material in connection with the solicitation. In addition to the use of the mail, our directors, executive officers and employees may solicit proxies personally or by telephone, facsimile, electronic mail and personal contact. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials and Quaker’s annual report, including its annual report on Form 10-K, to any beneficial holder of Quaker common stock they hold of record.

Does the company utilize “householding” for mailing of its proxy materials?

The Securities and Exchange Commission permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. This year Quaker instituted householding for its registered shareholders; some intermediaries may also be householding Quaker’s proxy materials and annual report. Once you have received notice from the

Company, the broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If at any time a shareholder of record no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, you should contact Irene Kisleiko, Assistant Secretary, toll free at 1-800-523-7010, ext. 4119, or inform us in writing at Quaker Chemical Corporation, Shareholder Services, One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428. If you hold shares through an intermediary and no longer wish to participate in householding, you should contact the bank, broker or other nominee record holder.

Any shareholder can receive a copy of Quaker’s proxy statement and annual report by contacting Quaker Shareholder Services by telephone or in writing as set forth above.

Proposal 1—Election of Directors and Nominee Biographies

What is the makeup of the Board of Directors?

The Quaker Articles of Incorporation provide that our Board of Directors is divided into three classes, each consisting, as nearly as possible, of one-third of the total number of directors. The shareholders elect the members of one of the three classes each year to serve for a term of three years. Directors elected to fill vacancies and newly created directorships serve for the balance of the term of the class to which they are elected. Presently, there are nine directors, including three Class I directors, three Class II directors and three Class III directors. At the meeting, three Class II directors are to be elected with each member to serve a three-year term expiring in 2009 or until his successor is duly elected and qualified. Mr. Robert P. Hauptfuhrer, a Class II director who has reached the mandatory retirement age for directors, is not eligible for reelection this year. To fill the vacancy created by the retirement of Mr. Hauptfuhrer, Mr. Jeffry D. Frisby has been nominated as a Class II director along with the other two incumbent directors.

How many members of the Board are “independent” within the meaning of Section 303A.02 of the New York Stock Exchange (NYSE) Listed Company Manual and Quaker’s Corporate Governance Guidelines?

The Board has affirmatively determined that eight of our nine directors meet the “independence” requirements of the NYSE’s rules and Quaker’s Corporate Governance Guidelines. They are Joseph B. Anderson, Jr., Patricia C. Barron, Donald R. Caldwell, Robert E. Chappell, William R. Cook, Edwin J. Delattre, Robert P. Hauptfuhrer and Robert H. Rock. In addition, the Board has also determined that Mr. Jeffry D. Frisby, a nominee for Class II director, is independent in accordance with the aforementioned requirements. The standards by which director independence was determined are set forth in Paragraph 4 of Quaker’s Corporate Governance Guidelines, a copy of which is attached to this proxy statement as Appendix B.

Who are the Directors that the Board has determined are not “independent” within the meaning of the above-referenced standards?

Ronald J. Naples is not considered independent because Mr. Naples is an executive officer of Quaker.

Are there any family relationships within Quaker’s management?

There are no family relationships between any of Quaker’s directors, executive officers or nominees for election as directors.

Are there any members of the class of directors to be elected at the meeting who are not standing for reelection?

Yes. Mr. Robert P. Hauptfuhrer, who has reached the mandatory retirement age for directors, is not eligible for reelection this year.

Who are the Board’s nominees this year?

Messrs. Donald R. Caldwell, William R. Cook and Jeffry D. Frisby are the Board’s nominees for election to the Board of Directors. Each nominee, if elected, would hold office until our 2009 annual meeting of shareholders and until his successor is elected and qualified.

What is the background of this year’s nominees?

Our nominees for election to the Board as Class II members are:

DONALD R. CALDWELL

Director since 1997

Age 59

•	Chairman and Chief Executive Officer of Cross Atlantic Capital Partners, Inc., a venture capital fund with offices in the United States, Ireland and England, for more than five years.
•	Member of the Board of Directors:
•	DiamondCluster International, Inc.
•	Kanbay International, Inc.
•	Voxware, Inc.

WILLIAM R. COOK

Director since 2000

Age 62

•	President and Chief Executive Officer of Severn Trent Services, Inc., a water purification products and laboratory and operating services company, from 1999 until June 2002.
•	Member of the Board of Directors:
•	Teleflex Incorporated

JEFFRY D. FRISBY

Age 50

•	Group President of Triumph Aerospace Systems Group, a group of companies that design, engineer and build complete mechanical, electromechanical and hydraulic systems for the aerospace industry, since April 2003.
•	Group President of Triumph Control Systems Group from 2000 until March 2003.
•	President of Frisby Aerospace, Inc. from 1998 until March 2003.

The Board of Directors recommends that you vote “FOR” the election to our Board of Donald R. Caldwell, William R. Cook and Jeffry D. Frisby, the nominees listed above.

Biographies of Directors Not Standing for Election This Year

Our incumbent directors who were elected as Class I members of the Board in 2005 and whose terms expire in 2008 are:

ROBERT E. CHAPPELL

Director since 1997

Age 61

•	Chairman and Chief Executive Officer of The Penn Mutual Life Insurance Company for more than five years.
•	Member of the Board of Directors:
•	Penn Series Funds (Chairman)

RONALD J. NAPLES

Director since 1988

Age 60

•	Quaker’s Chairman and Chief Executive Officer for more than five years.
•	Member of the Board of Directors:
•	Glatfelter
•	NCO Group, Inc.

ROBERT H. ROCK

Director since 1996

Age 55

•	President of MLR Holdings, LLC, an investment company with holdings in the publishing and information business, for more than five years.
•	Member of the Board of Directors:
•	Advanta Corp.
•	Alberto-Culver Company
•	The Penn Mutual Life Insurance Company

Our incumbent directors who were elected as Class III members of the Board in 2004 and whose terms expire in 2007 are:

JOSEPH B. ANDERSON, JR.

Director since 1992

Age 63

•	Chairman and Chief Executive Officer of TAG Holdings LLC, a holding company, since October 2001.
•	Chairman and Chief Executive Officer of Great Lakes Assemblies, LLC, a tire and wheel assembly company, since January 2005.
•	Chairman and Chief Executive Officer of North American Assemblies, LLC, a tire and wheel assembly company, since December 2003.
•	Chairman and Chief Executive Officer of A&D Technologies, LLC, a manufacturer of temperature sensors servicing the automobile industry, since March 2003.
•	Chairman and Chief Executive Officer of Vibration Control Technologies, LLC, an automotive parts supplier and manufacturer, since January 2002.
•	Chairman and Chief Executive Officer of Chivas Industries LLC, an interior trim automotive supplier and manufacturer, from 1994 to March 2002.

•	Member of the Board of Directors:
•	ArvinMeritor, Inc.
•	Sierra Pacific Resources
•	Rite Aid Corporation

PATRICIA C. BARRON

Director since 1989

Age 63

•	Clinical Associate Professor and Senior Fellow at the Stern School of Business, New York University, from 1999 until August 2003.
•	Member of the Board of Directors:
•	ARAMARK Corporation
•	Teleflex Incorporated
•	Ultralife Batteries Corporation
•	USAA

EDWIN J. DELATTRE

Director since 1984

Age 64

•	Dean Emeritus, School of Education, Boston University, since December 2002.
•	Resident Scholar, Center for School Improvement, School of Education, Boston University, from July 2001 to August 2005.
•	Professor of Philosophy, College of Arts and Sciences and Professor of Education, School of Education, Boston University, since 1993.
•	Dean, School of Education, Boston University, from 1992 to August 2001.
•	Resident Scholar in Applied Ethics, Boston University, since 1990.
•	President Emeritus, St. John’s College, Annapolis, Maryland and Santa Fe, New Mexico.

Compensation of Directors

Any director who is also an employee of Quaker is not separately compensated for his service as a director.

The annual retainer paid to each director who is not an employee of Quaker is $24,000. In addition, each independent director receives $1,250 for each Board and Board committee meeting he or she attends and the Chairperson of each Board committee receives the following additional compensation each year: Audit Committee, $5,000; Compensation/Management Development Committee, $2,500; Executive Committee, $2,500; and Governance Committee, $2,500.

Effective with the 2004 annual meeting of shareholders, each director is required to beneficially own at least 7,500 shares of Quaker’s common stock. Until a director accumulates the required number of beneficially owned shares, 75% of the annual retainer is paid in shares of Quaker’s common stock and once the threshold is met, 35% of the retainer is paid in such shares. Directors who beneficially own the required number of shares of Quaker common stock may elect to receive payment of a larger percentage (up to 100%) of their annual retainer in shares of Quaker common stock.

Board Committees and Meeting Attendance

Our Board of Directors has four standing committees, the Audit, Compensation/Management Development, Executive and Governance Committees. Each member of the Audit, Compensation/Management Development and Governance Committee is independent as independence is defined for members of the respective committee in the listing standards of the NYSE and Quaker’s Corporate Governance Guidelines. The Board has affirmatively determined that three of four members of the Audit Committee, including its current Chairman, William R. Cook, meet the criteria for an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Board of Directors has adopted charters for each of these committees. A copy of the Audit Committee Charter is included as Appendix C to this proxy statement. Each committee reports its actions to the full Board at the Board’s next regular meeting. A description of the duties of each committee follows the table below.

Committee Membership and Meetings Held in 2005
Name	Audit		Compensation/ Management Development		Executive	Governance
Joseph B. Anderson, Jr.	X
Patricia C. Barron			X			X
Donald R. Caldwell	X		X
Robert E. Chappell			X	(3)	X	X
William R. Cook	XCH	(1)	X	(4)
Edwin J. Delattre						XCH
Robert P. Hauptfuhrer	XCH	(2)			XCH
Ronald J. Naples					X
Robert H. Rock			XCH		X
Number of Meetings in 2005(5)	5		5		3	5

X	Member

CH	Chairman

CH(1)	Served as Audit Chairman since May 11, 2005.

CH(2)	Served as Audit Chairman until May 11, 2005.

(3)	Served as committee member since May 11, 2005.

(4)	Served as committee member until May 11, 2005.

(5)	The Board of Directors held six regular meetings in 2005. Each director attended, in person or by teleconference, at least 75% of the aggregate of all Board and all committee meetings on which he or she served during 2005, except for Mr. Anderson who attended four (4) of the six (6) Board meetings and four (4) of the five (5) committee meetings to which he was assigned. The reasons for his absences were known to and are satisfactory to the Board of Directors.

Time is regularly scheduled for the non-management directors to meet as a separate group. The chairmanship of these meetings rotates among the non-management directors.

Quaker does not have a formal policy regarding attendance by members of the Board at its annual meeting of shareholders, but all directors are encouraged to attend. In 2005, eight of our nine directors attended the annual meeting of shareholders.

The Audit Committee:

•	Engages the independent registered public accounting firm and approves all audit and non-audit fees.
•	Reviews and discusses with management and the independent registered public accounting firm the annual and quarterly financial statements.
•	Discusses with management and the independent registered public accounting firm any audit problems or difficulties and management’s response.
•	Reviews the internal audit plan and discusses with the internal auditor and the independent registered public accounting firm their assessment of the effectiveness of Quaker’s internal controls.
•	Oversees the handling of matters relating to compliance with law and ethics, including adherence to the standards of business conduct and ethics required by Quaker’s policies.

The Compensation/Management Development Committee:

•	Reviews management’s compensation philosophies and policies.
•	Approves annual performance objectives for the CEO, evaluates the CEO’s performance against objectives and makes a recommendation to the Board regarding the CEO’s base salary.
•	For all executive officers, other than the CEO, reviews performance evaluations and approves annual salaries.
•	Approves annual incentive and long-term incentive award opportunities for all executive officers, including the CEO.
•	Administers Quaker’s Global Annual Incentive Plan and Long-Term Performance Incentive Plan.
•	Reviews and evaluates management development and succession planning and oversees these processes.

The Executive Committee:

•	Acts for the Board in situations requiring prompt action when a meeting of the full Board is not feasible.
•	Makes recommendations to the Board about external corporate development programs.
•	Establishes guidelines regarding our capital structure and deployment of our capital resources.

The Governance Committee:

•	Evaluates the size and composition of the Board and recommends changes.
•	Reviews and recommends nominees for election as directors.
•	Develops and reviews annually Quaker’s Corporate Governance Guidelines.
•	Conducts annual performance evaluation of the Board and ensures each Board committee conducts its own annual self-evaluation.

Each of the standing committees of the Board (other than the Executive Committee) operates under a charter. These charters, together with Quaker’s Corporate Governance Guidelines, are available on the Company’s Web site by accessing the Investors/Corporate Governance section at http://www.quakerchem.com.

Governance Committee Procedures for Selecting Director Nominees

The Governance Committee’s goal is to assemble a Board that brings to Quaker a variety of perspectives and skills derived from high-quality business and professional experience. In evaluating director nominees, the Governance Committee considers the appropriate size of Quaker’s Board of Directors and the needs of Quaker with respect to the particular talents, experience and capacities of its directors including industry, managerial or leadership experience; business acumen or particular expertise; strategic capability; independence of judgment; familiarity with corporate governance and the responsibilities of directors; standing and reputation as a person of integrity; and ability to work constructively with the CEO and the Board.

Directors who also serve as CEOs or in equivalent positions should not serve on more than three boards of public companies in addition to the Quaker Board and other directors should not serve on more than four other boards of public companies in addition to the Quaker Board. The Governance Committee first evaluates for nomination current members of the Board willing to continue their service. Current members of the Board with skills and experience that are relevant and who are willing to continue to serve are considered for renomination balancing the value of continuity of service with that of obtaining a new perspective. If a current member does not want to stand for reelection, the Governance Committee decides not to recommend a current director for reelection or, if the Governance Committee recommends an increase in the membership of the Board, it will identify the experience and personal capacities desired and will seek suggestions as to nominees from the current Board membership. In addition, and as has been done in the past, the Governance Committee may engage third parties to assist in the identification or evaluation of potential director nominees. Mr. Jeffry D. Frisby, a nominee for Class II Director, was identified through a search conducted by the Company’s Chief Executive Officer.

The Governance Committee will consider candidates recommended by the Company’s shareholders. Any shareholder who wishes to recommend to the Governance Committee a prospective nominee for election to the Board may write to D. Jeffry Benoliel, Vice President, Secretary and General Counsel, Quaker Chemical Corporation, One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428. Any request for consideration at next year’s annual meeting must be submitted no later than December 5, 2006, and contain a statement of the proposed candidate’s business experience, business affiliations and a confirmation of his or her willingness to be a nominee. No shareholder beneficially owning 5% or more of Quaker’s common stock recommended a director nominee for election at Quaker’s 2006 annual meeting of shareholders.

Shareholder Communications with the Board of Directors

Any shareholder may communicate with any of our directors, including non-management directors, by writing to them c/o D. Jeffry Benoliel, Vice President, Secretary and General Counsel, at the address listed above. All communications received will be forwarded to the Governance Committee and the addressee. The Board believes it is management’s role to speak for Quaker and, accordingly, any such communication received will be shared with the Chief Executive Officer and other executive officers, as appropriate. The Code of Conduct, Financial Code of Ethics, Corporate Governance Guidelines and Audit, Compensation/Management Development and Governance Committee Charters have been posted on and are available free of charge by accessing the Investors/Corporate Governance section of our Web site at http://www.quakerchem.com or by written request addressed to Quaker Chemical Corporation, One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428, Attention: Irene M. Kisleiko, Assistant Secretary.

Proposal 2—Approval of the Amended and Restated 2001 Global Annual Incentive Plan

At the meeting, you will be asked to approve the amended and restated Quaker Chemical Corporation 2001 Global Annual Incentive Plan (“Incentive Plan”) so that bonus awards under the Incentive Plan will qualify as performance-based compensation not subject to a limit on deductibility. Section 162(m) of the Internal Revenue Code places a limit on the amount of compensation that may be deducted by Quaker in any tax year with respect to each of the five named executive officers. However, certain performance-based compensation, such as compensation payable under the Incentive Plan, should not be subject to this deductibility limit if shareholder approval is obtained.

The Incentive Plan was approved by shareholders in 2001 and amended in 2006 to make certain changes, including changes to reflect the new non-qualified deferred compensation tax rules (Section 409A of the Code). No bonus will be paid under the Incentive Plan for performance periods beginning after the 2006 annual meeting of shareholders, unless shareholders approve the Incentive Plan at that meeting. The principal features of the Incentive Plan are summarized below. This summary is qualified in its entirety by the complete text of the Incentive Plan, which is attached as Appendix D to this proxy statement.

The Incentive Plan is intended to provide employees of Quaker or a subsidiary of Quaker with an opportunity to receive incentive bonuses based on the achievement of objective, pre-established criteria and performance targets. Currently, awards are made annually and payment is based on performance during the fiscal year. However, the Compensation/Management Development Committee may designate performance periods that are longer or shorter than a fiscal year. For the 2006 calendar year performance period, awards will be made to approximately 325 employees.

At the beginning of each performance period, the Compensation/Management Development Committee will determine the employees who are eligible to participate and each participant’s maximum award, which typically is a specified percentage of his or her base salary. The Committee will also establish a schedule or matrix of one or more performance criteria and performance targets for each participant (or group of participants) which will show the percentage of the target and maximum award payable under various levels of achieved performance. The Compensation/Management Development Committee may select one or more performance criteria for each participant (or group of participants) from the following list: profit before taxes, stock price, market share, gross revenue, net revenue, pre-tax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of these business criteria. The Committee may also modify the business criteria to take into account significant non-recurring items or provide for adjustment to reflect business costs and expenses as the Committee deems appropriate, but any modification or adjustment cannot increase the amount payable to any of the five named executive officers unless the modification is made during the period in which the performance goals must be established. The criteria may be applied to the individual, a division, a regional business unit, Quaker or a subsidiary of Quaker. Additional business criteria on which an individual’s performance may be measured are: implementing policies and plans, negotiating transactions and sales, developing long-term business goals and exercising managerial responsibilities.

For 2006, the payment of the incentive opportunity is dependent on the accumulation of a bonus pool beginning with the achievement of a previously established consolidated corporate Profit-After-Tax (“PAT”) threshold level and the attainment of previously established individual business and/or personal goals. Commencing in 2006, a portion of the financial component of the bonus will be based on regional performance for those in regional operations. The maximum financial bonus amount is determined by multiplying the base salary of the applicable position by a previously established incentive award percentage. The greater the weight of the position and resultant impact on profitability of Quaker, the greater the percentage. Depending upon the performance level achieved, the bonus amount can be as high as the maximum or, if performance in 2006 is at expected after tax profit levels, then pay out will be at target and if below the threshold level(s) of financial performance, no bonus will be paid other than what, if any, may be earned on attainment of individual goals.

2006 Annual Bonus Opportunities

2001 Global Annual Incentive Plan

Name and Position	Target(1)	Maximum(1)
Ronald J. Naples Chairman of the Board and Chief Executive Officer	$461,955	$862,316
Neal E. Murphy Vice President and Chief Financial Officer	$80,652	$146,640
Michael F. Barry Senior Vice President and Managing Director—North America	$87,144	$158,444
Mark A. Harris Senior Vice President—Global Strategy and Marketing	$66,109	$120,199
Wilbert Platzer Vice President and Managing Director—Europe	$58,835	$106,971
Executive Group (6 persons)	$804,116	$1,484,426
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	$3,080,933	$5,480,775

(1)	Bonus calculation based on multiplying base salary of the applicable individual based on a previously established award percentage. For purposes of the calculation above, 4% increase on 2005 salaries was assumed, and for foreign-based employees the budgeted exchange rates were used. See Report of the Compensation/Management Development Committee on Executive Compensation.

At the end of the performance period, the Compensation/Management Development Committee will determine the extent of achievement of the pre-established performance targets for each criterion. The level of achievement attained will be applied to the schedule or matrix to determine the percentage (if any) of the participant’s target award earned for the performance period. The Compensation/Management Development Committee may not increase the amount of compensation that would otherwise be payable to a named officer upon achievement of performance targets, but it may reduce a participant’s award if it believes such action would be in the best interest of Quaker and its shareholders. Bonuses will be paid as soon as practicable after the close of the performance period for which they are earned, in cash or common stock equal in value to the cash otherwise payable. No bonus will be paid to any participant who is not an employee on the date the bonus is scheduled to be paid, with certain exceptions in the event of death, disability, retirement or other circumstances determined by the Committee. Under the amended Incentive Plan, if there is a change in control (as defined in the Incentive Plan), any earned and unpaid bonus for the prior performance period and the target bonus for the current period will be paid to the participant. Also, if a participant terminates employment after the last day of the performance period but before the bonus is paid, the Compensation/Management Development Committee has the discretion to pay the bonus, based on the participant’s performance for the year.

The maximum cash bonus that may be paid to any individual with respect to performance periods ending in any year is $3,000,000. The maximum stock bonus that may be paid to any individual with respect to performance periods ending in any year is 100,000 shares of common stock. A total of 500,000 shares of common stock was reserved for bonuses under the Incentive Plan of which 357,500 shares remain available for future bonuses. The stock limits will be adjusted to reflect certain changes in Quaker’s capitalization, such as stock splits and stock dividends. The closing price of the common stock on March 10, 2006 was $20.68.

The Board of Directors may amend, suspend or terminate the Incentive Plan. However, shareholder approval is required to change the class of individuals eligible to participate in the Incentive Plan, the performance criteria from which the Compensation/Management Development Committee may select, and the maximum amount payable to any individual with respect to performance periods ending in any year. In addition, no awards made will be made under the Incentive Plan for performance periods beginning after the 2011 annual meeting of shareholders, unless shareholders approve the Incentive Plan at that meeting or an earlier meeting, as required by Section 162(m) of the Code. It is Quaker’s policy to take all reasonable action to maximize the deductibility of all performance-based compensation. Therefore, the Board of Directors recommends that the Incentive Plan be approved by shareholders.

Equity Compensation Plans

The following table sets forth certain information relating to Quaker’s equity compensation plans as of December 31, 2005. Each number of securities reflected in the table is a reference to shares of Quaker common stock.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,183,485	19.88	525,319	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	1,183,485	19.88	525,319

(1)	As of December 31, 2005, 357,500 of these shares were available for issuance as restricted stock awards under the Company’s 2001 Global Annual Incentive Plan, 109,128 shares were available for issuance upon the exercise of stock options and/or as restricted stock awards under the Company’s 2001 Long-Term Performance Incentive Plan, and the other 58,691 were available for issuance under the 2003 Director Stock Ownership Plan.

The affirmative vote of a majority of votes cast by Quaker’s shareholders at the meeting is required for approval of this Proposal 2. Abstentions or broker non-votes will not be counted as votes cast.

The Board of Directors recommends that you vote “FOR” approval of the amended and restated 2001 Global Annual Incentive Plan.

Proposal 3—Approval of the 2006 Long-Term Performance Incentive Plan

At the meeting, you will be asked to approve the Quaker Chemical Corporation 2006 Long-Term Performance Incentive Plan (“2006 LTIP”). The 2006 LTIP was approved by the Board of Directors on March 6, 2006, and is subject to shareholder approval. All awards granted under the 2006 LTIP before the meeting are also subject to shareholder approval. The Board of Directors believes that the 2006 LTIP is necessary for Quaker to attract, retain and motivate employees, non-employee directors and consultants. Quaker has been using the 2001 Long-Term Performance Incentive Plan (“2001 LTIP”) for employees to achieve these goals. However, as of March 10, 2006, fewer than 52,250 shares of common stock were available for the granting of future awards under the 2001 LTIP. Therefore, the Board of Directors recommends approval of the 2006 LTIP so that Quaker may continue to attract, retain and motivate employees, non-employee directors and consultants through the grant of options, stock appreciation rights, restricted stock, restricted stock units, stock grants and performance incentive units.

The 2006 LTIP is intended to replace the 2001 LTIP. If you approve the 2006 LTIP, no more grants or awards will be made under the 2001 LTIP—but any grants or awards made before the 2006 annual meeting of shareholders will continue in effect.

The principal features of the 2006 LTIP are summarized below. This summary is qualified in its entirety by reference to the 2006 LTIP, which is attached as Appendix E to this proxy statement.

General

Types of Awards. There are six types of awards that may be granted under the 2006 LTIP:

•	options to purchase common stock;
•	stock appreciation rights which give the participant the right to appreciation in the value of common stock between the date of grant and the date of exercise;
•	restricted stock which is common stock that vests on achievement of performance goals (referred to as performance stock) or other conditions such as continued employment for a stated period;
•	restricted stock units which represent the right to receive common stock (or cash) on achievement of performance goals (referred to as performance stock units) or other conditions such as continued employment for a stated period;
•	stock grants that are fully vested; and
•	performance incentive units which represent the right to receive cash on achievement of performance goals.

Common Stock Available. Quaker has reserved 1,000,000 shares of common stock for issuance under the 2006 LTIP. During any calendar year, no employee may be granted:

•	options covering more than 500,000 shares of common stock;
•	stock appreciation rights representing appreciation on more than 500,000 shares of common stock;
•	performance stock for more than 500,000 shares of common stock; or
•	performance stock units representing more than 500,000 shares of common stock.

In addition, there are limits on the total number of shares of common stock available for certain types of awards over the life of the 2006 LTIP: restricted stock (500,000 shares); restricted stock units (500,000 shares); and stock grants (250,000 shares). Each of the above limits is subject to adjustment for certain changes in Quaker’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than common stock, the common stock not issued under that award will again become available for grant under the 2006 LTIP. If common stock is surrendered to Quaker or withheld to pay any exercise price or tax withholding requirements, only the shares issued net of the shares withheld or surrendered will be counted against the number of shares of common stock available under the 2006 LTIP.

The closing price of the common stock on March 10, 2006 was $20.68.

Administration. The Compensation/Management Development Committee has the authority to administer the 2006 LTIP. The Committee has considerable discretion in setting the terms of awards granted to employees, non-employee directors and consultants. The Committee may also establish another Board committee (such as a committee of which the Chairman of the Board is the sole member) to make awards to employees who are not subject to Section 16(b) of the Securities Exchange Act of 1934, as amended.

Eligibility. Employees of Quaker and its subsidiaries and non-employee directors and consultants of Quaker are eligible to receive awards under the 2006 LTIP. Non-employee directors and consultants are not eligible to receive incentive stock options or performance incentive units. The Committee selects the employees, non-employee directors and consultants who will receive awards under the 2006 LTIP. Generally, the employees selected to receive awards will be those employees who hold positions that enable them to have an impact on the long-term success of Quaker and its subsidiaries. There are approximately 19 employees and 8 non-employee directors currently eligible to receive awards under the 2006 LTIP. There are no consultants currently eligible to receive awards under the 2006 LTIP.

2006 Awards. In February 2006, the following awards were granted under the 2001 LTIP and 2006 LTIP, the latter awards being dependent on shareholder approval of the 2006 LTIP:

Awards Made Under the 2001 Long-Term Performance Incentive Plan and

2006 Long-Term Performance Incentive Plan

Name and Position	Performance Incentive Units(1)		Restricted Stock Awards(2)			Options(3)
	Target	Maximum	Dollar Value ($)		Number of Units	Dollar Value ($)		Number of Units
Ronald J. Naples Chairman of the Board and Chief Executive Officer	$300,000	$600,000	260,585	(4)	13,000	49,000	(5)	70,000

Neal E. Murphy Vice President and Chief Financial Officer	$39,000	$78,000	33,074	(4)	1,650	6,300	(5)	9,000

Michael F. Barry Senior Vice President and Managing Director—North America	$39,000	$78,000	33,074	(4)	1,650	6,300	(5)	9,000

Mark A. Harris Senior Vice President—Global Strategy and Marketing	$39,000	$78,000	33,074	(4)	1,650	6,300	(5)	9,000

Wilbert Platzer Vice President and Managing Director—Europe	$39,000	$78,000	33,074	(4)	1,650	6,300	(5)	9,000

Executive Group (6 persons)	$477,000	$954,000	411,924	(4)	20,550	77,840	(5)	111,200
Non-Executive Director Group	$0	$0	0		0	0		0
Non-Executive Officer Employee Group	$118,000	$236,000	182,410	(4)	9,100	6,580		9,400

(1)	The value or maturation of a performance incentive unit is determined by performance over a three-year period based on relative total shareholder return against a predetermined peer group. These units are issued under the 2001 LTIP.

(2)	Restricted stock awards are time-based with full vesting on February 28, 2009. These awards are issued under the 2001 LTIP.

(3)	These options are intended to be a combination of incentive and non-qualified options with an exercise price of $19.98 and are issued under the 2006 LTIP. These options will become exercisable in approximately three equal consecutive annual installments commencing March 6, 2007.

(4)	The dollar value is the fair market value of the common stock on the date of issuance multiplied by the number of shares issued.

(5)	Based on the difference between the fair market value of the common stock on March 10, 2006 ($20.68) and the exercise price ($19.98), multiplied by the number of shares subject to the options.

Stock Options

The Committee may award incentive stock options and non-qualified stock options. Incentive stock options offer employees certain tax advantages that are not available for non-qualified stock options. The Committee determines the terms of the options, including the number of shares of common stock subject to the option, the exercise price and when the option becomes exercisable. However, the per share exercise price of an option may not be less than the fair market value of a share of common stock on the date the option is granted, and the option term may not exceed ten years.

When an employee, non-employee director or consultant terminates service, his or her option may expire before the end of the otherwise applicable option term. For example, if an employee or non-employee director retires after attaining age 60 or dies, his or her options generally become fully vested and remain exercisable for up to three years after termination of service. If the employee or non-employee director terminates his or her service with Quaker due to disability, his or her options generally become fully vested and remain exercisable for the full option term. Termination of service for cause results in termination of options. The Committee has the discretion to determine the exercise period after termination of service for other reasons.

An employee, non-employee director or consultant may pay the exercise price of an option in cash or its equivalent. The Committee may also permit an optionee to pay the exercise price by surrendering previously acquired shares of common stock, withholding shares issuable upon exercise of the option, through a so-called “broker-financed transaction,” or in any combination of such methods. The Committee may permit an employee to pay the tax withholding obligation with shares of common stock issuable upon the exercise of the option or previously acquired shares.

Stock Appreciation Rights

The Committee may award stock appreciation rights to employees, non-employee directors and consultants. A stock appreciation right entitles the grantee to receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the fair market value on the date of grant. The Committee determines whether this amount will be paid in cash, common stock or a combination of cash and common stock. The Committee also determines the terms and conditions of stock appreciation rights, such as when the stock appreciation right becomes exercisable. However, the stock appreciation right term may not exceed ten years.

When an employee, non-employee director or consultant terminates service, his or her stock appreciation rights may expire before the end of the otherwise applicable stock appreciation right term. The period during which the stock appreciation right may be exercised is the same as the period for options, discussed above.

Restricted Stock

The Committee may make restricted stock awards to employees, non-employee directors and consultants. A restricted stock award is an award of common stock that is subject to certain restrictions during a specified period, such as an employee’s continued employment with Quaker or the achievement of certain performance goals. Quaker holds the common stock during the restriction period and the grantee cannot transfer the shares before the end of that period. The grantee is, however, generally entitled to vote the common stock and receive any cash dividends declared and paid on Quaker’s common stock during the restriction period.

For performance stock awards, the restrictions lapse only to the extent performance goals established by the Committee are met. The Committee may select one or more performance criteria for each performance stock award from the following list: profit before taxes, stock price, market share, gross revenue, net revenue, pre-tax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria. The criteria may be applied to the individual, a division, a regional business unit, Quaker or a subsidiary of Quaker. Additional business criteria on which an individual’s performance may be measured are implementing policies and plans, negotiating transactions and sales, developing long-term business goals and exercising managerial responsibility.

The restrictions lapse for restricted stock awards that are not performance stock awards on the earliest of (i) the date or event determined by the Committee, (ii) the participant’s termination of service due to death or disability, or (iii) for some awards, retirement at or after 65.

Restricted Stock Units

The Committee may award restricted stock units to employees, non-employee directors and consultants. Each restricted stock unit represents the right to receive one share of common stock (or cash equal in value) when the restricted stock unit vests. Restricted stock units vest at such time, and upon satisfaction of any conditions, as determined by the Committee. A bookkeeping account is established for each recipient of a restricted stock unit award that shows the number of restricted stock units granted, as well as full and fractional restricted stock units representing any cash dividends prior to the date the restricted stock unit vests.

Performance stock units vest only to the extent performance goals established by the Committee are met. The Committee may select one or more performance criteria for each award of performance stock units from the above list for performance stock awards. Restricted stock units that are not performance stock units vest on the earlier of the date or event determined by the Committee or the participant’s termination of service due to death.

Stock Grants

The Committee may make awards of unrestricted common stock to employees, non-employee directors and consultants. The stock grants are fully vested on the date granted.

Performance Incentive Units

Performance incentive units provide employees with an opportunity to receive cash payments based on the achievement of objective, pre-established criteria and performance targets. The Committee expects to award performance incentive units annually. The Committee also expects that the performance periods will continue for three years. Therefore, the performance periods will overlap.

At the beginning of each performance period, the Committee will determine the employees who will receive performance incentive units and each participant’s target award. The Committee will also establish a schedule or matrix of one or more performance criteria and performance targets for each participant (or group of participants) which will show the percentage of the target award payable under various levels of achieved performance. The Committee may select one or more performance criteria for each participant (or group of participants) from the above list for performance stock awards.

At the end of the performance period, the Committee will determine the extent of achievement of the pre-established performance targets for each criterion. The level of achievement attained will be applied to the schedule or matrix to determine the percentage (if any) of the participant’s target award earned for the performance period. The Committee may not increase the amount of compensation that would otherwise be payable to a named officer upon achievement of performance targets, but it may reduce a participant’s award if it believes such action would be in the best interest of Quaker and its shareholders. Performance incentive units will be paid as soon as practicable after the close of the performance period for which they are earned. Generally, no payment will be made to any participant who is not an employee on the date payment is scheduled to be made, with certain exceptions in the event of death, disability, retirement or other circumstances determined by the Committee. In addition, if a participant terminates employment after the last day of the performance period but before payment is made, the Committee has the discretion to make the payment, based on actual performance for the performance period.

The maximum amount that may be paid to any individual with respect to performance incentive units in any year is five times the participant’s base salary, or $5,000,000, if less.

Miscellaneous

Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution. The Committee has the authority, however, to permit an employee, non-employee director or consultant to transfer non-qualified stock options and stock appreciation rights to certain permitted transferees.

Acceleration of Vesting. The Committee may, in its discretion, accelerate the date on which options or stock appreciation rights may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock (other than performance stock), if it determines that to do so would be in the best interests of Quaker and the participants in the 2006 LTIP. Upon a change in control of Quaker (as defined in the 2006 LTIP), all outstanding options and stock appreciation rights become exercisable, all outstanding restricted stock (other than performance stock) becomes vested, and all outstanding restricted stock units (other than performance stock units) become vested. In addition, for the performance period in which the change in control occurs, the participant will receive a pro rata payment for all of his or her performance stock, performance stock units and performance incentive units, based on the target for each award for that performance period if the Participant is employed by Quaker (or the successor) on March 1 following the change of control or involuntarily terminated without cause.

Change in Capitalization/Certain Corporate Transactions. If there is a change in Quaker’s capitalization that affects its outstanding common stock, the Committee will adjust the kind and aggregate number of shares of common stock subject to awards, together with the option exercise price and amount over which appreciation of stock appreciation rights is measured. The 2006 LTIP also provides that, in the event of a merger, consolidation or other specified corporate transaction, the Committee may terminate outstanding awards, after giving advance notice.

Effective Date. The 2006 LTIP became effective on March 6, 2006, subject to shareholder approval.

Amendment/Termination. The Committee may amend outstanding awards, including an amendment to decrease the exercise price of an outstanding option, or to decrease the amount over which appreciation of a stock appreciation right is measured. The Board of Directors may amend or suspend the 2006 LTIP. However, shareholder approval is required for any material amendment to the 2006 LTIP (as defined under applicable NYSE Listing Standards), as well as for certain amendments of which the 2006 LTIP requires shareholder approval, such as an increase in the number of shares of common stock authorized for issuance of incentive stock options and a change in the class of employees who may receive incentive stock options under the 2006 LTIP. Requisite shareholder approval is also required for any amendment that would require shareholder approval under Section 162(m) of the Code, to the extent compliance with this section is desired. In addition, no performance stock, performance stock units or performance incentive units will be granted for performance periods beginning after the 2011 annual meeting of shareholders, unless shareholder approval is obtained at that meeting or an earlier meeting, as required by Section 162(m) of the Code.

The Board of Directors may terminate the 2006 LTIP at any time and for any reason. No awards will be granted under the 2006 LTIP after March 5, 2016, or any earlier termination date determined by the Board.

Federal Income Tax Consequences—Options

Quaker has been advised that the Federal income tax consequences of granting and exercising options under the 2006 LTIP are as follows (based on Federal tax laws and regulations, as of January 1, 2006). The grant of an option does not result in Federal income tax consequences for the optionee or a deduction for Quaker.

When an option is exercised, the Federal income tax consequences depend on whether the option is an incentive stock option or a non-qualified stock option. An optionee exercising a non-qualified stock option will recognize ordinary income equal to the difference between the fair market value of the stock exercised (on the date of exercise) and the exercise price. An employee will not recognize taxable income as a result of acquiring stock by exercising an incentive stock option. The difference between the fair market value of the exercised stock on the date of exercise and the exercise price will, however, generally be treated as an item of adjustment for purposes of alternative minimum taxable income. If the employee holds the stock he receives on exercise of an incentive stock option for a required period of time, the employee will have capital gain (or loss) when the stock is later disposed of. If the employee does not hold the stock for the required period of time, the employee will generally have ordinary income when the stock is disposed of.

When an optionee recognizes ordinary income on the exercise of a non-qualified stock option or the sale of stock acquired on exercise of an incentive stock option, Quaker is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable. Also, for the CEO and the four other highest compensated officers, Quaker’s deduction may be contingent on certain factors such as the grant being made by a committee of outside directors.

The affirmative vote of a majority of votes cast by Quaker’s shareholders at the meeting is required for approval of this Proposal 3. Abstentions or broker non-votes will not be counted as votes cast.

The Board of Directors recommends that you vote “FOR” approval of the 2006 Long-Term Performance Incentive Plan.

Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2006. There is no requirement that the Board’s selection of PricewaterhouseCoopers LLP be submitted to our shareholders for ratification or approval. The Board, however, believes that Quaker’s shareholders should be given an opportunity to express their views on the selection. While the Board is not bound by a vote against ratifying PricewaterhouseCoopers LLP, the Board may take a vote against PricewaterhouseCoopers LLP into consideration in future years when selecting our independent registered public accounting firm. PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited our financial statements since 1968.

We anticipate that representatives of PricewaterhouseCoopers LLP will be present at the meeting and, if present, we will give them the opportunity to make a statement if they desire to do so. We also anticipate that the representatives will be available to respond to appropriate questions from shareholders.

Audit Fees

Audit fees charged to us by PricewaterhouseCoopers LLP for audit services rendered during the years ended December 31, 2004 and 2005 for the integrated audit of our financial statements and our internal controls over financial reporting included in our Annual Report on Form 10-K, the review of the financial statements included in our quarterly reports on Form 10-Q, and foreign statutory audit requirements totaled $1,420,000 and $1,205,000, respectively.

Audit-Related Fees

Audit-related fees charged to us by PricewaterhouseCoopers LLP for audit-related services rendered, primarily related to foreign statutory audit-related assistance, certifications and other audit-related services during the years ended December 31, 2004 and 2005, totaled $62,000 and $42,000, respectively.

Tax Fees

Tax fees charged to us by PricewaterhouseCoopers LLP for tax services rendered, primarily related to tax compliance, during the years ended December 31, 2004 and 2005, totaled $202,000 and $221,000, respectively.

All Other Fees

Fees charged to us by PricewaterhouseCoopers LLP for all other services rendered during the years ended December 31, 2004 and 2005, totaled $6,000 and $0, respectively.

Pre-Approval Policy

The Audit Committee has adopted a policy governing the pre-approval of services provided by Quaker’s independent registered public accounting firm. The policy expressly prohibits non-audit services for which engagement is not permitted by applicable law, including internal audit outsourcing and “expert services.” A list of prohibited and permitted services is set forth in the policy. Permitted services under the policy include audit and audit-related services, internal control-related consulting, tax-related services and consulting services not related to information systems design and implementation. Audit and audit-related services include, among other things, services related to securities filings, accounting and financial reporting consultations, statutory audits, acquisition and divestiture-related due diligence and benefit plan audits. Internal control-related consulting is limited to assessing and recommending improvements to Quaker’s internal control structure, procedures or policies. Tax-related services are limited to tax compliance and planning. All services provided by Quaker’s independent registered public accounting firm must be pre-approved by the Audit Committee though the committee’s authority may be delegated to one or more of its members.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2006.

Executive Compensation

Summary Compensation Table

This table shows, for each of our last three fiscal years, the cash and other compensation paid or accrued to our executive officers who are named in the table. In this proxy statement, we sometimes refer to this group of individuals as our “Named Executive Officers.”

									Long-Term Compensation
		Annual Compensation (1)							Awards			Payouts
(a)	(b)	(c)		(d)				(e)	(f)		(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)		Annual Bonus ($) Cash Stock				Other Annual Compensation ($)	Restricted Stock Awards ($)(2)		Securities Underlying Options/ SARs (#)(3)	LTIP Payouts($)(4)	All Other Compensation ($)(5)
Ronald J. Naples Chairman of the Board and Chief Executive Officer	2005	588,656		100,000		333,450	(6)	0	297,144		73,430	—	1,437
	2004	565,628		86,250		935,550	(6)	0	330,835		66,800	0	1,375
	2003	539,583		0		418,200	(6)	0	207,854		96,900	0	7,238
Neal E. Murphy Vice President and Chief Financial Officer (since July 2004)	2005	272,400		15,510		0		0	38,667		9,560	—	55,819	(7)
	2004	116,575		75,000		0		0	41,037		8,525	0	50,000	(7)
	2003	—		—		—		—	—		—	—	—
Michael F. Barry Senior Vice President and Managing Director—North America (since January 1, 2006)	2005	268,156		16,759		0		0	258,367	(8)	9,560	—	6,208
	2004	251,858		15,331		0		0	42,071		8,525	0	4,976
	2003	231,042		0		0		0	30,270		14,100	0	5,387
Mark A. Harris Senior Vice President Global Strategy and Marketing (since January 1, 2006)	2005	224,659	(9)	12,549	(9)	0		0	258,367	(8)	9,560	—	0
	2004	244,979	(9)	13,581	(9)	0		0	42,071		8,525	0	0
	2003	160,808	(9)	0		0		0	30,270		14,100	0	0
Wilbert Platzer Vice President and Managing Director—Europe (since January 1, 2006)	2005	219,554	(9)	11,168	(9)	0		0	194,325	(8)	7,300	—	0
	2004	238,103	(9)	11,958	(9)	0		0	30,111		6,250	0	0
	2003	160,240	(9)	0		0		0	20,180		9,500	0	0

(1)	Certain of our Named Executive Officers received personal benefits not reflected in their salary, bonus or other annual compensation amounts (Columns (c), (d) and (e)). The dollar value of these personal benefits received by each of the Named Executive Officers did not, in any of our last three fiscal years, exceed $50,000 or 10% of the Named Executive Officer’s total of annual salary and bonus for that fiscal year.

(2)	Messrs. Naples, Murphy, Barry, Harris and Platzer were granted target stock awards of 13,525, 1,760, 1,760, 1,760 and 1,345, respectively in 2005; 12,700, 1,615, 1,615, 1,615 and 1,185, respectively in 2004; and Messrs. Naples, Barry, Harris and Platzer were granted target award shares of 10,300, 1,500, 1,500 and 1,000 shares, respectively, in 2003. The number of shares each of the Named Executive Officers receives with respect to each target award is determined based upon performance and ranges from 0% to 200% of the performance target. At target, the CEO and the other Named Executive Officers will receive stock in the respective amounts stated above. The restricted stock awards (Column (f)) reflect the value of the target stock awards for Messrs. Naples, Murphy, Barry, Harris and Platzer at target based on $21.97 per share, $26.05 per share ($25.41 for Mr. Murphy) and $20.18 per share, the average of the lowest and highest sale price for Quaker common stock on the New York Stock Exchange on March 9, 2005, April 15, 2004 (July 22, 2004 for Mr. Murphy) and March 19, 2003, the respective dates the awards were granted.

(3)	Options to purchase shares of Quaker common stock. We have not granted any stock appreciation rights (“SARs”).

(4)	A discretionary long-term payment for the 2003-2005 period may be paid to the Named Executive Officers but is dependent on the Company achieving a relative pre-tax return on assets against a predetermined peer group. The benchmark data used to measure performance will not be available until April.

(5)	Except as indicated in Note 7, the amounts listed represent a matching contribution made by Quaker pursuant to its Retirement Savings Plan. Not included is any discount on any Quaker common stock purchased by officers pursuant to Quaker’s Employee Stock Purchase Plan.

(6)	For 2005, 2004 and 2003, includes the fair market value of 15,000, 35,000 and 20,000 shares of restricted common stock, respectively, which vested under the terms of the 100,000 restricted stock award granted to Mr. Naples under the Company’s 2001 Global Annual Incentive Plan based on the last reported sale price for the common stock on the New York Stock Exchange on January 24, 2005 of $22.23, January 23, 2004 of $26.73 and January 23, 2003 of $20.91, respectively, the dates on which such shares vested. As of December 30, 2005, the fair market value of the remaining 20,000 shares of the restricted award which vested on January 23, 2006 was $384,600 (based on the last reported sale price on December 30, 2005 for the common stock on the New York Stock Exchange of $19.23). See Compensation of Chief Executive Officer on page 31.

(7)	For 2005, includes $50,000 cash payment upon reaching one-year anniversary of employment with Quaker; for 2004, represents transition payment paid seven days after hire date of July 22, 2004.

(8)	Messrs. Barry, Harris and Platzer were granted restricted stock awards of 10,000, 10,000 and 7,500 shares, respectively, in 2005, under the terms of the 2001 Global Annual Incentive Plan, subject to achievement of a pre-established target level of earnings per share for 2005. The target was met, the restricted shares were issued to Messrs. Barry, Harris and Platzer on February 1, 2006, and dividends will be paid thereon. The shares will vest for Messrs. Barry and Harris in three separate installments of 5,000, 2,500 and 2,500 shares and for Mr. Platzer in three separate installments of 3,750, 1,875 and 1,875 shares on March 9, 2008, March 9, 2009 and March 9, 2010, respectively. Included in Column (f) is the fair market value of 10,000, 10,000 and 7,500 shares, respectively, for Messrs. Barry, Harris and Platzer relative to the grants based on the last reported sale price for the common stock on the New York Stock Exchange on March 9, 2005 of $21.97 per share. As of December 30, 2005, the fair market value of these awards to Messrs. Barry, Harris and Platzer was $192,300, $192,300 and $144,225, respectively (based on the last reported sales price for the common stock on the New York Stock Exchange of $19.23).

(9)	Messrs. Harris’s and Platzer’s salary and bonus were paid in Euros. Salary and bonus for each year has been translated into U.S. dollars using the applicable exchange rates for the conversion of currencies into U.S. dollars on December 31 of the year for which the information is reported.

Option Grants in Last Fiscal Year

This table shows the number, value and expiration dates of the stock options we granted to our Named Executive Officers in 2005. We did not grant any SARs in 2005.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)	Expiration Date(3)	5%($)	10%($)
Ronald J. Naples	73,430	46.4	21.97	3/9/12	656,758	1,530,525
Neal E. Murphy	9,560	6.0	21.97	3/9/12	85,505	199,262
Michael F. Barry	9,560	6.0	21.97	3/9/12	85,505	199,262
Mark A. Harris	9,560	6.0	21.97	3/9/12	85,505	199,262
Wilbert Platzer	7,300	4.6	21.97	3/9/12	65,291	152,156

(1)	The options granted to the Named Executive Officers during 2005 were non-qualified stock options. Each of the options granted to Messrs. Naples, Murphy, Barry, Harris and Platzer became 100% exercisable on June 15, 2005, subject to a Restriction Period which began on the grant date and will end on the second anniversary of the grant date. No shares realized by exercise of these options may be sold prior to June 15, 2007.

(2)	The per share exercise price of each option is the fair market value of a share of Quaker common stock on the date the option was granted.

(3)	Each Named Executive Officer’s options may terminate prior to their stated expiration date in certain instances relating to termination of his employment.

(4)	These amounts represent assumed rates of appreciation and are not intended to forecast future appreciation in the price of Quaker’s common stock. Actual gains, if any, on stock option exercises are dependent on the future performance of Quaker’s common stock. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, that they will exist at the time of any option exercise.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

This table shows the number and value of stock options exercised during 2005, and the value of unexercised options as of the end of 2005, for each of our Named Executive Officers. No stock appreciation rights were exercised during 2005 or held as of December 31, 2005.

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald J. Naples	150,000	551,500	556,905	40,925	1,087,148	0
Neal E. Murphy	0	0	13,823	14,262	0	0
Michael F. Barry	0	0	67,529	5,656	49,878	0
Mark A. Harris	0	0	52,529	5,656	19,240	0
Wilbert Platzer	0	0	38,113	3,937	14,060	0

(1)	Represents, with respect to each share, the last sale price for Quaker’s common stock on the New York Stock Exchange on December 30, 2005, less the exercise price payable for the share. An option is “in-the-money” when the fair market value of the shares underlying the option exceeds the exercise price.

Long-Term Incentive Plan Awards in Last Fiscal Year

This table shows the number of performance incentive units awarded to our Named Executive Officers in 2005 as well as information regarding performance periods and estimated future payouts.

Name	Number of Shares, Units or Other Rights(#)(1)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plan
			Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)
Ronald J. Naples	301,800	2005 through 2007	15,090	301,800	603,600
Neal E. Murphy	39,300	2005 through 2007	1,965	39,300	78,600
Michael F. Barry	39,300	2005 through 2007	1,965	39,300	78,600
Mark A. Harris	39,300	2005 through 2007	1,965	39,300	78,600
Wilbert Platzer	30,000	2005 through 2007	1,500	30,000	60,000

(1)	Performance incentive units. Stock awards were issued in tandem with the performance incentive units and payment of the stock awards is contingent upon meeting the same performance targets established for the performance incentive units. (See Note 2 to the Summary Compensation Table.)

(2)	The value on maturation of a performance incentive unit is determined by performance over a time period as plotted on a grid defined by two separate and distinct axes; one axis sets forth relative average pre-tax return on assets and one axis sets forth average relative total shareholder return. A payout of $1.00 per unit will be made if performance reaches the target and a payout of $2.00 per unit will be made if performance reaches the maximum of the measurement scale.

Employment Agreements

Ronald J. Naples

Mr. Naples is employed pursuant to an employment agreement which had an initial five-year term that ended on December 31, 2003. The employment agreement automatically renews for one-year renewal terms unless either Quaker or Mr. Naples gives 90 days prior notice of non-renewal. No such notice has been given by either party. In accordance with the terms of the employment agreement, our Board’s Compensation/Management Development Committee reviews and adjusts Mr. Naples’ annual base salary at the beginning of each year. His base salary for 2006 is $615,000. Mr. Naples is eligible to participate in our Global Annual Incentive Plan and Long-Term Performance Incentive Plan.

Mr. Naples’ employment agreement provides that upon the termination of his employment for reasons other than his death or disability or by us for “cause” or by Mr. Naples for other than “good reason” (each as defined in the employment agreement), we will pay Mr. Naples a termination benefit of three times the sum of his base salary and annual bonus. Further, if Mr. Naples resigns for any reason between 9 and 18 months following a “Significant Transaction,” (as defined in the employment agreement), we will pay Mr. Naples a termination benefit of three times the sum of his base salary and annual bonus. In addition, subject to certain conditions, if Mr. Naples’ employment is terminated, his right to exercise his stock options may be accelerated.

Under Mr. Naples’ prior employment agreement with us, we made loans to him in the aggregate principal amount of $828,570 to cover withholding and additional taxes on stock awards previously earned in 1995, 1997 and 1998. The 1995 loan had a 10-year term bearing an interest rate of 6.40%, and was due on November 5, 2005. Mr. Naples paid off the principal balance of the loan totaling $186,244 and the related interest of $11,920 in 2005. The remaining two loans have a 9-year term and bear interest of 5.28% and 6.20%. The aggregate principal balance owed by Mr. Naples as of December 31, 2005 under these loans was $642,326. Mr. Naples paid $34,626 during the year ended December 31, 2005, representing all of the interest accrued to that date on such indebtedness.

Other Executive Officers

Each of our other executive officers is employed pursuant to an employment agreement (and a separate change of control agreement) which provides for compensation and benefits. In accordance with the terms of the employment agreement, the salary is adjusted annually by the Compensation/Management Development Committee. Each executive officer participates in our Global Annual Incentive Plan and Long-Term Performance Incentive Plan at levels and subject to conditions determined by the Compensation/Management Development Committee. Each employment agreement is for a term of one year and is renewable automatically for successive one-year terms unless either the executive officer or Quaker gives notice of termination at least 90 days prior to the expiration of the then current term.

In addition, under the terms of their employment, Messrs. Barry, Harris, Murphy and Platzer are entitled to:

•	18 months of salary and bonus if terminated other than for “cause” (as defined in their respective change of control agreements) within two years after a change in control;

•	12 months of salary if terminated by Quaker for any reason other than “cause” (as defined in their respective employment agreements) other than in the case of a termination within two years after a change in control.

Pension and Death Benefits

Nearly all of Quaker’s U.S. employees are covered by a non-contributory qualified defined benefit retirement plan. We cannot readily calculate the required contributions, payment or accrual for any individual employee covered by this plan. For the period through December 31, 2000, the annual pension benefit was determined based on a past service formula for service up to December 1, 1996, and a future service formula for service beginning December 1, 1996, as follows:

Past Service Formula—for services up to December 1, 1996:

1.1% of the employee’s Highest Average Earnings*

plus

.5% of the employee’s Highest Average Earnings over his or her Covered Compensation**

all multiplied by

the employee’s years of service up to December 1, 1996.

Future Service Formula—for services after December 1, 1996:

Until past and future service totals 35 years:

1.15% of the employee’s annual pay

plus

.6% of the employee’s annual pay over his or her Covered Compensation.

For service after December 1, 1996 beyond 35 years:

1.3% of the employee’s annual pay.

*	Highest Average Earnings means the average of the employee’s three highest consecutive years (before December 1, 1996) of pay, including overtime, shift differential, bonuses and commissions.
**	Covered Compensation, as defined by the plan, depends on the employee’s birth date and is determined from an IRS table which is updated each year.

As of January 1, 2001, a new formula was adopted. It is an accrual-based formula providing for annual credits of approximately 3% to 7% of an employee’s salary depending on age and service, with interest on the balance accruing based on the average rate of interest on 30-year treasury bonds. The pension benefit is now calculated based on the benefit accrued under the old formula as of December 31, 2000, and then under the new formulae commencing January 1, 2001. Effective December 31, 2005, the pension plan benefits were frozen for all non-union participants resulting in no further increase for compensation or service after such date.

Listed below for each Named Executive Officer is the estimated annual pension benefit payable by Quaker and the years of credited service under the plan. The estimate of the annual pension benefit for each U.S.-based Named Executive Officer represents the accrued benefit as of November 30, 2005, plus an estimate of an additional benefit from December 1, 2005 through December 31, 2005, plus interest credits earned on the frozen benefit from December 1, 2005 to age 65. For each foreign-based Named Executive Officer, the estimate represents the anticipated benefit adjusted as of January 1, 2006, that will accrue if employed by the Company through age 65.

Estimated Annual Pension Benefit

Name	Estimated Annual Pension Benefit		Years of Credited Service as of 12/31/05
Ronald J. Naples	$12,800		9
Neal E. Murphy	700		1
Michael F. Barry	11,300		6
Mark A. Harris	104,100	(1)	10
Wilbert Platzer	201,046	(1)	10

(1)	The pension benefits for Messrs. Harris and Platzer are provided by a policy funded through premiums paid to an insurance company. The premium for Mr. Harris is currently equal to 26.4% and for Mr. Platzer is equal to 23.5% of annual pensionable salary. In addition, Mr. Platzer’s benefit includes amounts accrued over nine years with a prior employer.

We also provide supplemental retirement income to some of our executive officers under our Supplemental Retirement Income Program. Executive officers elected to their position by the Board of Directors are eligible to receive benefits under the plan. Generally, an eligible officer who, as of age 65, has completed at least 30 years of employment with Quaker and/or its affiliates will qualify for the maximum benefit payable under the plan. An officer receiving the maximum benefit payable would receive annually from the date of the executive’s retirement until death, payments necessary to maintain the executive officer’s “net post-retirement income” at 80% of his “net pre-retirement income,” each as defined by the plan. For an officer who otherwise qualified to participate in the program but, as of age 65, has completed less than 30 years of employment (15 years in the case of Mr. Naples), the maximum benefit is reduced by 2% (2.667% in the case of Mr. Naples) for each full year of employment less than 30 (15 in the case of Mr. Naples). Under certain circumstances, Mr. Naples’ benefit commencement date may be reduced to age 60. The benefits payable under the supplemental income program depend on various post-retirement factors Quaker cannot presently determine (e.g., defined benefit pension calculation, number of years employed less than 30 (15 in the case of Mr. Naples), social security benefit at age 65, Federal, state and local income taxes on pension and social security benefits). Therefore, it is impossible to determine in advance which officers might be eligible to receive payments under the program or the amount payable to any participant. Payments were made pursuant to the program during the year ended December 31, 2005 in the aggregate amount of $375,967.

Listed below for each Named Executive Officer is the estimated annual payment to be made under the supplemental income program assuming that (a) he retires at age 65; (b) his compensation (salary plus incentive) remains at its current level; (c) the estimated pension benefit is as set forth above; (d) social security benefits remain unchanged and at the current level; and (e) there is no change to the current Federal, state and local income tax rates applicable to pension and social security benefits.

Estimated Annual Supplemental Income Payment

Name	Estimated Payment Under the Program
Ronald J. Naples	$373,000
Neal E. Murphy	96,800
Michael F. Barry	112,500
Mark A. Harris	0(1)
Wilbert Platzer	0(1)

(1)	Messrs. Harris and Platzer do not participate in the U.S. Pension Plan and, therefore, are not eligible for payments under the program.

Some of our executive officers, including all of the Named Executive Officers (except Mr. Murphy), are entitled to a death benefit if employed by us at the time of death. The benefit, equal to the deceased officer’s then current annual salary plus $30,000, is payable in installments at various times over a 40-month period after death. Quaker does not currently provide for this contingent future liability.

Report of the Compensation/Management Development Committee on Executive Compensation

Introduction

The Compensation/Management Development Committee (the “Committee”) of the Board is comprised of four independent directors. The Committee is responsible for establishing and maintaining Quaker’s executive compensation and management development programs that have been designed to attract and retain performance-oriented key executives who are committed to the long-term success of Quaker and the enhancement of shareholder value.

The purpose of Quaker’s executive compensation program is to provide an opportunity for highly competitive levels of total compensation if merited by performance over time; to create a strong incentive to perform over a multiple-year period; to develop a tangible alignment between the interests of executives and those of shareholders; and to attract and retain talented executives. Accordingly, a considerable portion of an executive officer’s total compensation is incentive-based and tied directly to the achievement of pre-established financial goals. By relating executive compensation to the results achieved over a multi-year period, compensation is linked to the long-term interests of shareholders. The program has three components: a base salary; an annual incentive cash payment; and long-term compensation comprised of equity awards and cash payments.

Competitive Reward Systems

Quaker targets its executive officer base pay levels at the median of a broad cross section of both chemical and general industry companies, using a database available through a human resources consulting company. With respect to our executive officers who reside in other countries, the base pay is also evaluated against data from the regions where those officers are located. Quaker targets total compensation for executives so that in times of excellent performance it can be in excess of the 75th percentile of the comparative group. Because base salaries are targeted at the median, the compensation focus for executives is on the incentive components.

Compensation Components

Base salary is reviewed annually and increases are based primarily on performance against pre-established goals with major emphasis on the attainment of financial objectives and the extent of the individual’s penetration of his or her salary range. Increases in salary are determined by considering market data, responsibilities of the position, job performance and Quaker’s overall financial results. In the case of some foreign-based executive officers, salary increases may be mandated by the laws in the particular country or region even when similar increases are not granted to officers residing in the United States.

The annual incentive compensation component is paid pursuant to the Quaker Global Annual Incentive Plan (the “Annual Incentive Plan”) usually in the form of cash and, in certain limited circumstances, in stock. The incentive is designed to be a short-term award for specific results and performance in a given year and to be competitive within the marketplace. Payment of the incentive opportunity is dependent on the accumulation of a bonus pool beginning with the achievement of a previously established consolidated corporate Profit-After-Tax (“PAT”) threshold level and the attainment of previously established individual business and/or personal goals and for those in regional operations, regional performance goals. Even if the PAT criteria is not attained, the regional portion of the financial bonus and/or the individual component of the bonus may be earned. The Committee may recommend to the Board the payment of discretionary bonuses based on special circumstances.

At the beginning of the year, the Chief Executive Officer (“CEO”) recommends a threshold level of PAT performance and the establishment of bonus pools that build as the financial threshold is exceeded. Business unit and personal goals vary from year to year. Commencing in 2006, a part of the financial portion of the bonus may be based on regional performance for those in regional operations. The maximum financial bonus amount is determined by multiplying the base salary of the applicable position by a previously established incentive award percentage. The greater the weight of the position and resultant impact on profitability of Quaker, the greater the percentage. In the case of the CEO, the maximum financial award that might be paid is 140% of his salary. The applicable maximum percentage for our other executive officers is lower and can range from 45% to 60% of base salary. Depending upon the performance level achieved, the bonus amount can be as high as the maximum, or if performance is below the threshold level(s) of financial performance and the executive’s business and personal goals are not achieved, no bonus may be paid.

In 2005, the PAT level was below the financial performance threshold and, accordingly, the CEO and other executive officers did not earn a bonus under the financial component of the Annual Incentive Plan. Bonuses were earned under the individual performance component of the Annual Incentive Plan in accordance with the attainment of business and personal goals.

The final component is compensation realized from Quaker’s Long-Term Performance Incentive Plan (“LTIP”) comprised of grants of incentive stock options, non-qualified stock options, Quaker’s common stock and cash issued under the LTIP. Awards under the LTIP play an important role in Quaker’s executive compensation structure, thereby making compensation more dependent upon the long-term performance of Quaker. With stock options, once exercisable, Quaker’s executive officers have the potential to benefit only if the stock price exceeds the fair market value of Quaker’s common stock at the date of the grant. The payment of the common stock and performance incentive cash awards is dependent upon meeting certain predetermined performance targets which, for the 2005-2007 performance period, relate to relative average pre-tax return on assets and relative total shareholder return. The Committee may recommend to the Board the payment of discretionary bonuses based on special circumstances. The purpose of issuing stock options, stock and performance incentive cash awards is to motivate executive officers to take action to optimize Quaker’s long-term performance. The amounts of the awards are based on the relative position of each executive officer within the organizational structure of Quaker, past practice and performance factors independent of the terms and amounts of awards previously granted.

Quaker’s practice is to grant stock options combined with Quaker’s common stock and performance incentive cash awards to executive officers every year for rolling three-year performance periods. On March 9,

2005, the Committee granted options, stock awards, and performance incentive cash awards for the 2005-2007 period to the CEO and all of the other Named Executive Officers.

For the 2003-2005 LTIP period, the Company’s performance for the threshold average earnings per share target was not met due to the restructuring charges and special tax charge taken in 2005. Accordingly, no long-term bonus was earned under the LTIP. Notwithstanding the foregoing, the Committee has recommended to the Board, and the Board has approved, a discretionary long-term bonus opportunity for participants based on the same performance criteria for 2003-2005 period but with the restructuring charges and tax charge added back. The revised average earnings per share figure meets the threshold earnings per share requirement to earn a bonus payment, but a discretionary payment will be dependent on the Company achieving a relative pre-tax return on assets against a predetermined peer group. The benchmark data used to measure performance will not be available until April.

Consistent with its philosophy, Quaker encourages and in some cases requires its executives to hold Quaker stock. In 1999, the Committee established stock ownership guidelines for officers and key employees of Quaker. The guidelines for stock ownership range from stock worth 25% to 300% of base salary depending on job level. Penalties may be applied to those who do not meet the guidelines within four years of becoming covered by the guidelines.

Compensation of Chief Executive Officer

The compensation paid to Quaker’s CEO, Ronald J. Naples, for his services during the year 2005, consisted of a base salary, a personal component of the annual bonus, and the vesting of a portion of a restricted stock award pursuant to a 2001 grant under the Annual Incentive Plan. During the year 2005, under the LTIP, the Committee also awarded stock options, performance incentive units and a restricted stock award to Mr. Naples that may be earned over the 2005-2007 performance period. The Committee believes that compensation earned by or awarded to Mr. Naples in the year 2005 was reasonable and appropriate. In determining Mr. Naples’ compensation for 2005, (i) the Committee first compared Mr. Naples’ total compensation and the individual components thereof (base salary, annual bonus and long-term incentives) against the compensation (including components thereof) paid to other CEOs within industries against which all Quaker positions are compared; (ii) the Committee then set Mr. Naples’ base salary based on their subjective evaluation of his performance in the prior year, and then set incentive opportunities in accordance with comparative data so that total compensation, in times of excellent performance, may move up to and beyond the 75th percentile of the comparative group.; and (iii) amounts paid in annual and long-term incentive compensation were made dependent on meeting the same performance criteria applicable, as appropriate, to all other bonus participants.

Mr. Naples’ base salary was fixed at $592,250 in March 2005. For the year 2005, the Committee established a maximum annual bonus amount for Mr. Naples equal to 140% of his base salary for 2005, based on the Committee’s subjective evaluation of Mr. Naples’ position within Quaker and his potential impact on the profitability of Quaker. In 2005, the PAT level was below the financial performance criterion and, therefore, Mr. Naples did not earn a bonus under the financial component of the Annual Incentive Plan. He did earn a bonus of about 17% of his annual base salary based on the Committee’s evaluation of his attainment of his personal goals related to the Company’s marked penetration in certain areas of the world, progress on certain new business and market initiatives and organization and management development.

In March 2001, the Committee approved a grant to Mr. Naples of 100,000 restricted shares of Quaker’s common stock under the Annual Incentive Plan. The shares were issued to Mr. Naples in April 2001. The award was made for the following reasons: to bring Mr. Naples’ total compensation closer to a competitive level consistent with the applicable comparable group; in recognition of Quaker’s excellent performance over the prior five years; and as a further inducement for Mr. Naples to continue as CEO of Quaker. When the award was initially granted, 40,000 shares were to vest following the Committee’s certification of the achievement of a 2001 earnings per share target established as of the date of grant with the balance to vest in installments of 20,000 shares on January 23, 2003, 2004 and 2005, subject to Mr. Naples’ continued employment with Quaker on such dates. During the fourth quarter of 2001, Mr. Naples made a request in response to the difficult financial conditions being experienced by Quaker that the Committee restructure the vesting schedule to reduce the number of shares that would otherwise vest in 2002 (assuming the previously established earnings per share target was met) from 40,000 shares to 10,000 shares with the balance to vest on January 23, 2003, 2004 and 2005, subject to Mr. Naples’ continued employment with Quaker on such dates in installments of 20,000, 35,000 and 35,000 shares, respectively. The first 10,000 shares vested as of January 23, 2002, the date the Committee certified that the pre-established earnings per share target was met and another 20,000 shares and 35,000 shares vested on January 23, 2003 and January 23, 2004, respectively. Again, at Mr. Naples’ request, the Committee agreed to a new vesting schedule for 35,000 shares still owed under this award. The Committee agreed to have 15,000 shares vest on January 23, 2005 and 20,000 shares vest on January 23, 2006, subject to Mr. Naples’ continued employment with the Company. All shares under this grant have now fully vested.

For the 2003-2005 LTIP period, the Company’s performance in average earnings per share was not within the threshold performance criteria necessary to qualify for a bonus for the 2003-2005 cycle. Accordingly, no bonus under the LTIP was paid to Mr. Naples for 2003-2005. As mentioned above, all participants in the LTIP, including Mr. Naples, are eligible to earn a discretionary one-time bonus applying the same financial criteria as agreed for 2003-2005 period, but with restructuring and special tax charges added back. The discretionary bonus to be paid, if any, cannot be determined at this time since benchmark data on relative return on assets will not be available until April.

It is Quaker’s current practice under the LTIP to grant stock options combined with restricted stock awards and performance incentive cash awards to its executives, including the CEO, every year for a rolling three-year performance period. The purpose of issuing stock options, restricted stock awards and performance incentive cash awards is to motivate long-term contributions to Quaker that will improve the long-term total return to shareholders. On March 9, 2005, Mr. Naples was granted, for the 2005-2007 performance period under Quaker’s 2001 LTIP, 73,430 non-qualified stock options, 13,525 shares of restricted stock and 301,800 performance units which will be payable in cash. Subject to Mr. Naples’ continued employment with Quaker, the options became 100% exercisable on June 15, 2005; however, no shares realized by any exercise of these options may be sold before June 15, 2007. The potential benefit Mr. Naples can realize from his stock options is dependent on whether the price of Quaker’s common stock, when the underlying shares may first be sold, exceeds the option exercise price of $21.97 per share, representing the fair market value of the common stock on the date the options were awarded. The payment of common stock and the performance incentive cash award is dependent upon Quaker’s meeting predetermined performance targets which, for the 2005-2007 performance period, are relative average pre-tax return on assets and relative average total shareholder return.

Deductibility of Compensation for Tax Purposes

Section 162(m) of the Internal Revenue Code (the “Code”), enacted in 1993, generally imposes a $1,000,000 limit on the amount of compensation deductible by Quaker in regard to compensation paid to its CEO and its other four most highly compensated executive officers. Although the reported compensation of the Company’s CEO for 2005 was in excess of $1,000,000 (dependent on personal goals component of the Annual Incentive Plan), the $1,000,000 threshold for Section 162(m) purposes was not exceeded due to a variety of factors. Accordingly, all of the compensation paid in 2005 to Quaker’s CEO and the other four most highly compensated executive officers is expected to be fully deductible by Quaker for tax purposes. To the extent possible, the Committee intends to continue to structure the compensation of Quaker’s executives to permit the compensation paid to these individuals to be allowed as a deduction for Federal income tax purposes. But, the Committee may choose to provide compensation that is not deductible in order to retain or to secure the services of key executives when it determines that it is in Quaker’s best interest to do so.

Compensation/Management Development Committee

Robert H. Rock, Chairman

Patricia C. Barron

Donald R. Caldwell

Robert E. Chappell

Compensation Committee Interlocks and Insider Participation

The individuals who served as members of the Compensation/Management Development Committee during the year ended December 31, 2005 are Robert H. Rock, Chairman, Patricia C. Barron, Donald R. Caldwell and Robert E. Chappell, each of whom is an “independent” director.

The Chief Executive Officer makes recommendations to the Compensation/Management Development Committee concerning the compensation of Quaker’s senior officers other than the Chief Executive Officer. These recommendations are acted upon by the Compensation/Management Development Committee, which has the ultimate authority for determining the compensation of all Quaker’s officers other than for the Chief Executive Officer.

Report of the Audit Committee

The Audit Committee of the Board oversees Quaker’s financial reporting process on behalf of the Board of Directors and acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix C. Our Board has appointed an Audit Committee of four members, each of whom the Board of Directors has affirmatively determined qualifies as an “independent” director under the current listing standards of the New York Stock Exchange and Quaker’s Corporate Governance Guidelines.

As stated in its Charter, the Audit Committee’s job is one of oversight. It is not the duty of the Audit Committee to prepare Quaker’s financial statements or plan or conduct audits to determine that Quaker’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or that Quaker’s internal controls over financial reporting are adequate. Financial management (including the internal auditing function) of Quaker is responsible for preparing the financial statements and maintaining internal controls and the independent registered public accounting firm is responsible for the audit of the annual financial statements and the internal controls and rendering an opinion as to the foregoing. In carrying out its oversight responsibilities, the Audit Committee is not providing any special assurance as to Quaker’s financial statements or internal controls or any professional certification as to the outside auditor’s work.

The Audit Committee did review and discuss with management Quaker’s audited financial statements for the year ended December 31, 2005. The Audit Committee has discussed with PricewaterhouseCoopers LLP, Quaker’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Quaker’s financial statements. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Board Standard No. 1, which relates to the accountant’s independence from Quaker and its related entities and has discussed with PricewaterhouseCoopers LLP their independence from Quaker.

Based on the review and discussions referred to above, the Audit Committee recommended to Quaker’s Board of Directors that Quaker’s audited financial statements be included in Quaker’s Annual Report on Form 10-K for the year ended December 31, 2005.

Audit Committee

William R. Cook, Chairman

Joseph B. Anderson, Jr.

Donald R. Caldwell

Robert P. Hauptfuhrer

Comparative Stock Price Performance Graph

The following graph compares the cumulative total return (assuming reinvestment of dividends) from December 31, 2000 to December 31, 2005 for (i) Quaker’s common stock, (ii) the S&P SmallCap 600 Stock Index (the “SmallCap Index”) and (iii) the S&P Chemicals (Specialty) Index-SmallCap (the “Chemicals Index”). The graph assumes the investment of $100 on December 31, 2000 in each of Quaker’s common stock, the stocks comprising the SmallCap Index, and the stocks comprising the Chemicals Index.

COMPARISON OF CUMULATIVE FIVE-YEAR TOTAL RETURN

Stock Ownership of Certain Beneficial Owners and Management

Certain Beneficial Owners

The following table shows how much of Quaker’s common stock is beneficially owned by each person known to us to be the beneficial owner of more than 5% of Quaker’s common stock. This information is as of March 10, 2006, unless we have indicated otherwise. Each beneficial owner has sole voting and dispositive power for the shares listed, unless we have indicated otherwise.

Name and Address	Number of Shares Beneficially Owned		Approximate Percent of Class (1)	Number of Votes
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	855,100	(2)	8.8	855,100	(5)
Ronald J. Naples Quaker Chemical Corporation One Quaker Park 901 Hector Street Conshohocken, PA 19428	836,673	(3)	8.1	982,335
Dimensional Fund Advisors Inc. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	690,692	(4)	7.1	690,692	(5)

(1)	Based upon 9,758,265 shares outstanding, adjusted to reflect options currently exercisable or exercisable within 60 days of the record date by the named person.

(2)	As reported in Schedule 13G/A filed January 31, 2006 by Royce & Associates, LLC with the Securities and Exchange Commission.

(3)	Includes (i) 591,150 shares subject to options that are currently exercisable or will become exercisable within 60 days of the record date, (ii) 2,186 shares held jointly by Mr. Naples and his spouse who share voting and dispositive power with respect thereto, and (iii) 1,000 shares held in a charitable private foundation of which Mr. Naples and his spouse are trustees and share voting and dispositive power with respect thereto.

(4)	As reported in Schedule 13G filed February 6, 2006 by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission. Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under the Investment Advisors Act of 1940, has reported that it furnishes investment advice to four companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” Dimensional reported that all of the 690,692 shares of common stock reported on its Schedule 13G filing as of December 31, 2005, are owned by the Funds and has disclaimed beneficial ownership of all such shares.

(5)	These shares, which are held in street name, are presumed under Article 5 of the Company’s Articles of Incorporation to be entitled to one vote per share.

Management

The following table shows how much of Quaker’s common stock is beneficially owned by each of our directors, our nominee for director and the executive officers named in the Summary Compensation Table on page 22 and by all of our directors (including our nominee for director) and executive officers as a group. The information in the table is as of March 10, 2006. Each director and executive officer has sole voting and dispositive power over the common stock listed opposite his or her name, unless we have indicated otherwise.

Name	Aggregate Number of Shares Beneficially Owned		Approximate Percent of Class (1)	Number of Votes
Joseph B. Anderson, Jr.	7,103		*	47,603
Patricia C. Barron	13,770		*	126,855
Donald R. Caldwell	4,792		*	7,132
Robert E. Chappell	8,122		*	56,326
William R. Cook	9,131		*	79,421
Edwin J. Delattre	7,297	(2)	*	54,043
Jeffry D. Frisby	0		*	0
Robert P. Hauptfuhrer	19,000	(3)	*	101,500
Ronald J. Naples	836,673	(2)(4)	8.1	982,335
Robert H. Rock	7,459		*	55,663
Michael F. Barry	88,607	(2)(4)	*	51,113
Mark A. Harris	70,405	(4)	*	24,547
Neal E. Murphy	16,773	(4)	*	2,950
Wilbert Platzer	53,151	(4)	*	24,920
All directors and officers as a group (17 persons)	1,269,278	(4)	12.0	2,156,416	(5)

*	Less than 1%.
(1)	Based upon 9,758,265 shares outstanding, adjusted to reflect options currently exercisable or exercisable within 60 days of the record date by the named person or the group, as applicable.
(2)	Includes 7,297 shares in the case of Dr. Delattre held jointly with his spouse with whom he shares voting and dispositive power; 3,186 shares in the case of Mr. Naples of which 2,186 shares are held jointly by Mr. Naples and his spouse with whom he shares voting and dispositive power and 1,000 shares are held in a charitable private foundation of which Mr. Naples and his spouse are trustees and share voting and dispositive power; and 3,871 shares in the case of Mr. Barry held jointly with his spouse with whom he shares voting and dispositive power.
(3)	Includes 7,500 shares held of record by Mr. Hauptfuhrer’s spouse as to which he disclaims beneficial ownership.
(4)	Includes the following respective numbers of shares subject to options that are currently exercisable or exercisable within 60 days of the record date: 591,150 shares in the case of Mr. Naples; 72,333 shares in the case of Mr. Barry; 57,333 shares in the case of Mr. Harris; 13,823 shares in the case of Mr. Murphy; 41,425 shares in the case of Mr. Platzer; and 841,804 shares in the case of all directors and officers as a group.
(5)	Represents 10.6% of all votes entitled to be cast at the meeting, based on information available on March 10, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on (i) our review of reports submitted to us during and with respect to the year ended December 31, 2005, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) and (ii) written representations of Quaker’s directors and officers, Quaker believes that, with three exceptions, all reports required to be filed under Section 16(a) of the 1934 Act, with respect to transactions in Quaker’s common stock through December 31, 2005, were filed on a timely basis. Mr. Caldwell filed a late report on Form 4 relating to one transaction and Mr. Murphy filed a late report on Form 4 relating to two transactions.

General

Availability of Form 10-K and Annual Report to Shareholders

Rules of the SEC require us to provide our annual report to shareholders for fiscal year 2005 to each shareholder who receives this proxy statement. We provide an Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. We will also provide copies of the same material to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report and Annual Report on Form 10-K are available without charge to shareholders upon written request to: Quaker Chemical Corporation, One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428, Attention: Irene M. Kisleiko, Assistant Secretary.

Shareholder Proposals

To be considered for inclusion in next year’s proxy statement, a shareholder proposal must be in writing and received by us no later than December 5, 2006. If a shareholder proposal to be considered at next year’s meeting, but not included in the proxy statement, is not received by us on or before February 18, 2007, the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. All proposals should be submitted in writing to: Quaker Chemical Corporation, One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428, Attention: General Counsel.

A form proxy is enclosed for your use. Please complete, date, sign and return the proxy at your earliest convenience in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of your proxy will be appreciated.

By Order of the Board of Directors,

D. Jeffry Benoliel

Vice President, Secretary

and General Counsel

Conshohocken, Pennsylvania

March 31, 2006

APPENDIX A

SHAREHOLDER VOTING ADMINISTRATIVE PROCEDURES

Voting Rights

At the Annual Meeting of Shareholders held May 6, 1987, shareholders approved an amendment to the Articles of Incorporation, pursuant to which the holders of the Company’s $1.00 par value Common Stock on May 7, 1987 (the “Effective Date”) became entitled to 10 votes per share of Common Stock with respect to such shares, and any shares of Common Stock acquired after the Effective Date, subject to certain exceptions, shall only be entitled to one vote per share until such shares have been owned beneficially for a period of at least 36 consecutive calendar months, dating from the first day of the first full calendar month on or after the date the holder acquires beneficial ownership of such shares (the “Holding Period”). Each change in beneficial ownership with respect to a particular share will begin a new “1 vote” Holding Period for such share. A change in beneficial ownership will occur whenever any change occurs in the person or group of persons having or sharing the voting and/or investment power with respect to such shares within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Under the amendment, a share of Common Stock held of record on a record date shall be presumed to be owned beneficially by the record holder and for the period shown by the shareholder records of the Company. A share of Common Stock held of record in “street” or “nominee” name by a broker, clearing agency, voting trustee, bank, trust company, or other nominee shall be presumed to have been held for a period of less than the required 36-month Holding Period. The foregoing presumptions are rebuttable upon presentation to the Company of satisfactory evidence to the contrary. Such evidence can include trade confirmations and account statements indicating ownership through the required Holding Period. Nevertheless, the Company, at its sole discretion, will determine the adequacy of the evidence presented. The amendment also provides that no change in beneficial ownership will be deemed to have occurred solely as a result of any of the following:

(1)	a transfer by any gift, devise, bequest, or otherwise through the laws of inheritance or descent;

(2)	a transfer by a trustee to a trust beneficiary under the terms of the trust;

(3)	the appointment of a successor trustee, guardian, or custodian with respect to a share; or

(4)	a transfer of record or a transfer of a beneficial interest in a share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred.

Maintaining Records

The Company’s registrar and transfer agent, American Stock Transfer & Trust Company, maintains the Company’s register of shareholders. A single register is maintained, but individual holdings are coded to indicate automatically the number of votes that each shareholder is entitled to cast. Internal mechanisms automatically convert the voting rights by a 10-to-1 ratio for those shareholders who have held their shares for the required Holding Period. Additionally, the register can be adjusted manually, in order to respond to shareholders whose shares were held in “street” or “nominee” name if shares acquired were held by the same party for the required Holding Period.

Proxy Administration

As indicated above, record ownership proxy administration is relatively simple. The transfer agent will mail proxy cards to all shareholders, and each proxy card will reflect the number of votes that the shareholder is entitled to cast, not the number of shares held. If shareholders have deposited shares with brokers, clearing agencies, voting trusts, banks, and other nominees, such shareholders will normally be entitled to one vote per share. If they can provide evidence that they have held their shares for the Holding Period, they can increase the number of votes that may be cast to 10 votes per share by proper notification to the Company. Equally, if a

A-1

shareholder believes that he or she is entitled to 10 votes per share by virtue of falling within one of the exceptions set forth above, that can be accomplished through proper notification to the Company. Acceptable substantiation will in most cases be a letter from the shareholder explaining the circumstances and stating why he or she feels that the common shares held by such shareholder are entitled to 10 votes per share, either because the shares have been held for the required Holding Period or because the shareholder falls within one of the exceptions set forth above. The Company reserves the right to change what it deems to be acceptable substantiation at any time if it appears from experience that the present definition is inadequate or is being abused, and further reserves the right at any time to require that a particular shareholder provide additional evidence that one of the exceptions is applicable.

Where evidence is presented that is satisfactory, the shareholder records will be manually adjusted as appropriate. The shareholder submitting the evidence will be advised as to any action taken or not taken, which will be posted by ordinary mail to the shareholder’s registered address.

Special proxy cards are not used, and no special or unusual procedures are required in order properly to execute and deliver the proxy card for tabulation by the transfer agent.

Summary

The procedures set forth above have been reviewed with representatives of various brokers and banks, as well as counsel to the Company. Those representatives have made helpful and valuable suggestions, which have been incorporated in the procedures.

The Company is confident that these procedures are efficient in addressing the complications of multi-vote casting and tabulating, but the Company is prepared to revise them if experience dictates the need for revision.

If a Shareholder has questions concerning the Shareholder Voting Administrative Procedures or would like to present evidence of ownership through the required 36-month Holding Period, please contact Irene M. Kisleiko, the Company’s Assistant Secretary, at (610) 832-4119.

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APPENDIX B

QUAKER CHEMICAL CORPORATION

CORPORATE GOVERNANCE GUIDELINES

The following guidelines, along with Quaker’s Articles of Incorporation, By-laws and Charters of the Board Committees, provide the governance framework in which Quaker’s Board of Directors carries out its fiduciary duties.

1.	The Board and Management. Quaker’s business is conducted by its associates, managers and officers, under the direction of the Chief Executive Officer (CEO) and the oversight of the Board, to enhance the long-term value of Quaker for its shareholders. The Board of Directors stands in a fiduciary relation to the corporation, and in discharging these fiduciary duties, Directors shall act in a manner that they reasonably believe to be in the best interests of the corporation, in particular, the interests of the shareholders. The Board may, in considering the best interests of the corporation, also take into account the effect of any action upon associates, suppliers, customers, the communities in which operations are established, and other pertinent factors.

2.	Functions of the Board. The Board of Directors meets not less than six times a year to review and discuss reports by management on the performance of the corporation, its plans and strategies, as well as immediate issues facing the corporation. Directors are expected to attend all scheduled Board and Committee meetings. In addition to its general oversight of management and of the conduct of the corporation’s business, the Board performs the following specific functions:

a.	considering, approving, and monitoring fundamental financial and business strategies and major corporate actions;

b.	selecting, evaluating, and determining the compensation of the CEO and overseeing the compensation of the other senior executives;

c.	planning for succession with respect to the position of CEO and monitoring management’s succession planning for other senior executives;

d.	assessing major risks facing the corporation and reviewing options for their mitigation and/or elimination; and

e.	working with senior management to ensure standards and procedures are in place for maintaining the integrity of the corporation, the accuracy of the corporation’s financial statements, and the compliance by the corporation with laws and the corporation’s Code of Business Conduct and Financial Code of Ethics.

The Board of Directors has delegated to the CEO, working with the other senior executives of Quaker and its affiliates, the authority for managing the business consistent with applicable policies, including the corporation’s Code of Business Conduct and Financial Code of Ethics, and any specific directives from the Board.

3.

Qualifications. Directors shall possess the highest personal and professional ethics and integrity, and, in performance of their duties as directors, shall represent the long-term interests of the shareholders. Directors are selected on the basis of experience and personal capacities, including industry, managerial or leadership experience; business acumen or particular expertise, strategic capability, independence of judgment; familiarity with corporate governance and the responsibilities of directors; standing and reputation as a person of integrity; and ability to work constructively with the CEO and the Board. Directors must devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time. Directors are expected to inform the Chairman if there is any significant change in their personal circumstances, including a change in their principal job responsibilities. Directors are expected to attend meetings of the Board and Committees of the Board on which they serve, except for good reason, and be prepared.

Directors who also serve as CEOs or in equivalent positions should not serve on more than three boards of public companies in addition to the Quaker Board, and other Directors should not serve on more than four other boards of public companies in addition to the Quaker Board. The Board does not believe that arbitrary term limits on Directors’ service are appropriate nor does it believe that Directors should expect to be renominated annually until they reach the mandatory retirement age. The Board self-evaluation process noted below will be an important determinant for Board tenure. No individuals will be nominated for election to the Board after their 72nd birthday.

4.	Independence of Directors. A majority of the Directors shall be affirmatively determined by the Board to have no material relationship with Quaker, either directly or as a partner, shareholder or officer of an organization that has a relationship with Quaker based on the guidelines set forth below. Not more than three individuals who fail to be determined to be independent Directors shall serve on the Board at any one time, provided, however, that this limitation on the number of non-independent directors shall not require a Director to resign or retire from the Board prior to the expiration of a term to which he or she was duly elected by the shareholders so long as the Board then has a majority of independent Directors. (Currently, 8 of 9 Directors serving on the Board are independent per the guidelines set forth below.)

The Board has established the following guidelines for determining Director independence:

a.	A Director will not be independent if, within the preceding three years: (i) the Director was employed by Quaker; (ii) an immediate family member of the Director was employed by Quaker as an executive officer; (iii) the Director was employed by, or affiliated with, Quaker’s present or former internal or external auditor; (iv) an immediate family member of the Director was employed or affiliated with, Quaker’s present or former internal or external auditor; or (v) the Director, or an immediate family member of the Director, is employed as an executive officer of a company where a Quaker executive officer serves on that company’s compensation committee.

b.	A Director will not be independent if, within the preceding three years: (i) a company that employs the Director as an executive officer or employee of, or an immediate family member of the Director is an executive officer of, made payments to, or received payments from, Quaker for goods and services in any year in an amount which exceeds the greater of $1,000,000 or 2% of the consolidated gross revenues of such company; or (ii) a Director or an immediate family member of the Director receives compensation from Quaker in excess of $100,000 (other than compensation for services on the Board and Committees of the Board).

c.	The following commercial or charitable relationships will not be considered to be material relationships that would preclude the Board from making an affirmative determination that an individual Director is independent: (i) if a Director is an executive officer of another company which is indebted to Quaker, or to which Quaker is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company where the Director serves as an executive officer; and (ii) if a Director serves as an officer, director or trustee of a charitable organization, and Quaker’s discretionary charitable contributions to the charitable organization are less than the greater of $250,000 or 2% of that organization’s total annual gross revenues. (Amounts contributed by Quaker pursuant to its automatic matching of employee charitable contributions will not be included in the amount of Quaker’s contributions for purposes of applying this guideline.)

d.	The Board will annually review all commercial and charitable relationships of Directors. To facilitate this review, each non-employee Director will annually provide information regarding the Director’s business and other relationships with Quaker, its affiliates and senior management to enable the Board to evaluate the Director’s independence. This determination will be disclosed in the proxy statement for Quaker’s annual meeting of shareholders.

e.	For relationships not covered by the guidelines in subsections (a), (b) and (c) above, the determination of whether the relationship is material or not, and, therefore, whether the Director would be independent or not, shall be made by the Directors who satisfy the independence guidelines set forth above and are not parties to such relationship.

5.	Size of Board and Selection Process. The Board (currently 9 members) is divided into three classes, which are as equal as possible in size. One class of Directors is elected each year by the shareholders at the annual meeting of shareholders. Each member of the Board is elected for a term of three years. This staggered election of Directors helps maintain continuity and provides stability to the work of the Board. It ensures that at least a majority of Directors at all times will have an in-depth knowledge of the corporation. The Board believes that the classified Board format assists its role in strategic planning, which is critical to the future success of the corporation. The Board proposes a slate of nominees to the shareholders for election to the Board. Shareholders may propose nominees for consideration by the Governance Committee by submitting the names and supporting information according to the deadlines set forth in the corporation’s proxy statement for its most recent annual meeting to: Secretary, Quaker Chemical Corporation, One Quaker Park, 901 Hector Street, Conshohocken, PA 19428. Between annual shareholder meetings, the Board may elect Directors to serve until the next annual meeting.

6.	Board Meeting Agendas. The Chairman establishes the agenda for each Board meeting, and any Director may request items to be included on the agenda. Ample time is scheduled for each Board meeting to assure full discussion of important matters whether included on the agenda or not. Agendas always include financial and operating reports in addition to other reports, such as business unit and subject matter presentations, that could enhance a Director’s perspective and knowledge on various matters. Agenda and meeting materials are distributed in advance of Board and Committee meetings, and each Director has a duty to review the materials prior to the meeting.

7.	Board Committees. The Board has established the following Committees to assist the Board in discharging its responsibilities: (i) Audit; (ii) Compensation/Management Development; (iii) Governance; and (iv) Executive. All members of the Committees of the Board serve at the pleasure of the Board. The current charters of these Committees (other than the Executive Committee) are published on Quaker’s Web site and will be mailed to shareholders upon written request. The Committee Chairs report the highlights of their meetings to the full Board following each meeting of the respective Committee.

8.	Independence of Committee Members. Current membership of the Audit, Compensation/Management Development and Governance Committees satisfies the independence requirements discussed in Section 4 above. Members of the Audit Committee are also required to satisfy additional NYSE independence requirements. Specifically, they or their firm may not directly or indirectly receive any compensation from the corporation other than their Directors’ compensation for services as a consultant or a legal or financial advisor. As a matter of policy, the Board will also apply this additional requirement to members of the Compensation/Management Development Committee and to members of the Governance Committee.

9.	Executive Sessions of Non-Management Directors. Time will be regularly scheduled for the non-management Directors to meet as a group. The chairmanship of these meetings will rotate among the non-management Directors.

10.	Board and Committee Evaluations. The Board and each of the Committees shall perform annual self-evaluations. The Governance Committee will develop and conduct the Board evaluation and will ensure that each Committee of the Board conducts its own self-evaluation.

11.

Ethics and Conflicts of Interest. The Board expects Quaker Directors, as well as officers and associates, to act ethically at all times and to affirm their adherence to the policies composing Quaker’s Code of Business Conduct and Financial Code of Ethics including, without limitation, a prohibition on trading on inside information. The Board must approve any waiver of the code for senior executives or Directors, and any such waiver must be promptly disclosed to shareholders in accordance with relevant laws and NYSE listing rules. If an actual or potential conflict of interest arises for a Director, the Director will promptly inform the Chairman of the Board who will bring the matter to the attention of the Board. If a significant conflict exists and cannot be resolved, the Director is expected to resign. Each Director will recuse himself or herself from any discussion or decision affecting his or her personal, business or professional interests. The Board shall resolve any ethical or conflict of interest issue involving the CEO, and the CEO shall resolve any ethical or conflict of interest issue involving any other officer of the corporation and inform the Board of his action.

12.	Compensation of Board. The Governance Committee has the responsibility for recommending to the Board compensation and benefits for non-employee Directors. In discharging this duty, the Governance Committee is guided by three goals: compensation should fairly pay Directors for work required in a company of Quaker’s size and scope; compensation should align Directors’ interests with the long-term interests of shareholders; and the structure of the compensation should be simple, transparent and easy to understand. Employee Directors shall receive no Director compensation.

13.	Director Stock Ownership. The Board believes that, in order to align the interests of the Directors and shareholders, Directors should have a significant financial stake in the corporation. Each non-employee Director is expected to accumulate and maintain ownership of at least 7,500 shares of Quaker Common Stock. Non-employee Directors always receive a portion of their yearly Board retainer in the corporation’s Common Stock, the amount of which is dependent upon whether the applicable ownership requirement has been met prior to the payment date applicable to the retainer date. Non-employee Directors may increase the stock portion of the retainer in excess of the amount otherwise required. Employee Directors must comply with stock ownership guidelines set by the Compensation/Management Development Committee.

14.	Board Interaction with Institutional Investors, Analysts, Press and Customers. The Board believes that management should speak for the corporation. Accordingly, each Director will refer all inquiries from institutional investors, analysts, the press or customers to the CEO.

15.	Succession Plan. The Board shall plan for the succession of the CEO. To assist the Board, the CEO will present an annual succession planning summary to the Board and will advise the Board of his recommendations and evaluations of potential successors. The Governance Committee will assure assessment and feedback by the Board of Directors to the CEO on the strategic leadership, development, and internal and external representation of the corporation.

16.	Annual Compensation Review of Senior Management. The Compensation/Management Development Committee shall review and approve annual performance objectives for the CEO, evaluate the CEO’s performance against these objectives, and make recommendations to the Board of Directors for the CEO’s annual salary based on this evaluation. The Committee shall also annually review performance and approve annual salaries for the other executive officers as proposed by the CEO. The Committee reviews for all senior executive officers the determination of annual and long-term incentive awards earned in accordance with Quaker’s employee benefit plans and reports to the Board for endorsement.

17.	Access to Senior Management. The Board believes that the primary and most constructive interaction with management is through the normal process of scheduled Board and Committee meetings, whether they be on regular business or special matters, at which any discussions can best be informed by the collective and varied knowledge and experience of Directors and management. The Board also recognizes, however, that matters of integrity and corporate conduct, were they to arise, may call for direct access to senior management. As is judicious under these circumstances, independent Directors are free to contact executive officers and other senior managers of the corporation without senior corporate management present.

18.	Access to Independent Advisors. The Board and its Committees shall have the right at any time to retain independent outside financial, legal or other advisors.

19.	Director Orientation. The corporation’s General Counsel and the Chief Financial Officer are responsible for providing an orientation for new Directors, and for periodically providing materials or briefing sessions for all Directors on subjects that would assist them in discharging their duties. Each new Director shall, within six months of election to the Board, spend a day at corporate headquarters for a personal briefing by senior management on the corporation’s strategic plans, its financial statements, and its key policies and practices.

20.	Shareholder Communications with the Board of Directors. Any shareholder may communicate with any of our Directors, including non-management Directors, by writing to them c/o D. Jeffry Benoliel, Vice President, Secretary and General Counsel, One Quaker Park, 901 Hector Street, Conshohocken, PA 19428-0809. All communications received will be forwarded to the Governance Committee and the addressee for proper disposition. The Board does believe it is management’s role to speak for Quaker and, accordingly, any such communication received will be shared with the CEO and other executive officers, as appropriate.

21.	Web Site. These guidelines shall be posted on Quaker’s Web site, and Quaker’s annual report on Form 10-K shall state that copies of these guidelines and the aforementioned charters are available on Quaker’s Web site or in writing and that copies of the same are available to any shareholder who requests them.

APPENDIX C

QUAKER CHEMICAL CORPORATION

CHARTER OF THE AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

This Charter has been adopted by the Board of Directors (the “Board”) of Quaker Chemical Corporation (the “Company”) to govern its Audit Committee (the “Committee”), which shall have the authority, responsibilities, and specific powers described below.

Purpose

The Committee shall provide assistance to the Directors in fulfilling their responsibility to the shareholders relating to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company’s independent auditors, and (4) the performance of the Company’s internal audit function and independent auditors. In addition, the Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Committee Membership

The Committee shall consist of the number of members fixed from time to time by the Board, but shall at all times consist of no fewer than three members. The Committee and its Chairperson shall be appointed by the Board on the recommendation of the Chairman of the Board and the Governance Committee. Each member of the Committee shall be a member of the Board who meets the independence and experience requirements of the New York Stock Exchange and, as applicable, the SEC. All members of the Committee shall have a general understanding of basic finance and accounting practices. The Board will also determine if any member is a “financial expert” as defined by the SEC. Any Committee member may be removed by the Board.

Committee Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

(1) To retain and terminate the Company’s independent auditors and approve, in advance, all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall consult with Management but shall not delegate this authority since the independent auditor is ultimately accountable to the Committee.

(2) To obtain and review, at least annually, a report by the Company’s independent auditors describing the following: (i) the auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, by the firm; and (iii) in order to assess the auditor’s independence, all relationships between the independent auditors and the Company.

(3) To discuss with Management and the independent auditors, the Company’s drafts of the annual audited financial statements and quarterly financial statements and related financial disclosure, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”); and discuss with Management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

(4) To discuss with Management and the independent auditors, as appropriate, any audit problems or difficulties and Management’s response, and the Company’s risk assessment and risk management policies, including the Company’s material financial and litigation risk exposure and steps taken by Management to monitor and mitigate such exposure.

(5) To review the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application, and the key accounting decisions affecting the Company’s financial statements, including alternatives to, and the rationale for, the decisions made.

(6) To review and discuss, at least annually, (i) with the Company’s internal auditor, his audit plans and assessments of the effectiveness of the Company’s internal control structure and procedures for financial reporting including: (a) all significant deficiencies or material weaknesses in the design or operation of internal controls; (b) any fraud, whether or not material, that involves Management or other employees having a significant role in the internal controls; and (c) all significant changes to internal controls, including corrective actions, since the last report to the Committee and (ii) with the independent auditor its report on Management’s assessment of the effectiveness of the Company’s internal control structure and procedures.

(7) To prepare and publish an annual Committee report in the Company’s proxy statement.

(8) To set policies for the hiring of employees or former employees of the Company’s independent auditors.

(9) To review and recommend to the Board investment guidelines for assets held under the Company’s Pension Plan and to review at least annually the financial performance of the Pension Plan fund managers.

(10) To review and investigate any matters pertaining to the integrity of Management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Company. This should include the establishment of procedures for receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters (including confidential, anonymous submission by employees regarding questionable accounting or auditing matters), regular reviews of the compliance processes (including the reporting processes). In connection with these reviews, the Committee may meet, as it deems appropriate, with the General Counsel and other Company officers and employees.

The Committee shall meet as often as it determines, but not less frequently than quarterly, and shall make reports of those meetings to the Board.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain outside legal, accounting, or other consultants to advise the Committee and shall, as appropriate, obtain advice and assistance from such advisors. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (1) compensation to the independent auditors for services approved by the Committee, (2) compensation to any outside advisers retained by the Committee, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may request any officer or associate of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall also meet with Management, the internal auditors, and the independent auditors in separate executive sessions at least once annually.

The Committee shall review and reassess the adequacy of this Charter annually and, upon the completion of each such review, shall recommend any proposed changes to the Board for approval.

The Committee shall annually evaluate its own performance and report to the Governance Committee the conclusions of the Committee resulting from such review.

Limitation of the Committee’s Role

The Audit Committee’s job is one of oversight, and it recognizes that the Company’s Management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. The Audit Committee recognizes that the Company’s Management (including the internal auditing staff) and the outside auditors have more time, knowledge, and detailed information on the Company’s financial statements than do the Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any additional or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

Web Site

This Charter shall be posted on the Company’s Web site, and Quaker’s annual report on Form 10-K shall state that a copy of this Charter is available on Quaker’s Web site or in writing and that a copy of the same is also available to any shareholder who requests it.

APPENDIX D

QUAKER CHEMICAL CORPORATION

2001 GLOBAL ANNUAL INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2006)

WHEREAS, Quaker Chemical Corporation (the “Company”) established the Quaker Chemical Corporation 2001 Global Annual Incentive Plan (the “Plan”); and

WHEREAS, the Company desires to amend and restate the Plan to reflect Section 409A of the Internal Revenue Code and to make certain other changes;

NOW, THEREFORE, the Plan is amended and restated, effective as of January 1, 2006 (except where other dates are specifically provided), as follows:

PURPOSE AND APPLICATION

The Plan is designed to reward certain employees of the Company for achieving performance objectives that are important to the Company and its shareholders. The Plan is intended to provide an incentive for superior work and to motivate participating employees toward even higher achievement and business results, to increase shareholder value, to tie their goals and interests to those of the Company and its shareholders, and to enable the Company to attract and retain highly qualified executive officers. The Plan is also intended to secure the full deductibility under the provisions of Section 162(m) of the Code of the bonus compensation paid under the Plan to Covered Employees.

The Plan, as amended and restated effective January 1, 2006, shall apply to any bonus compensation payable with respect to Performance Periods beginning on or after January 1, 2006.

ARTICLE I—DEFINITIONS

The following terms, when used herein, shall have the following meanings unless otherwise required by the context:

1.1 “Annual Base Salary” shall mean the salary of a Participant determined on an annualized basis by reference to the base rate of pay in effect for such Participant.

1.2 “Board” shall mean the Board of Directors of the Company.

1.3 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.4 “Committee” shall mean the Compensation/Management Development Committee of the Board and such other committee or committees as may be designated to act as the administrative committee under the Plan by the Board, at its discretion, from time to time. Where more than one committee has been designated for these purposes, each such committee shall act as the Committee under the Plan with respect to different Participants or groups of Participants (which may be designated individually or by classification) as established at the time any such committee is established.

1.5 “Common Stock” shall mean shares of the Company’s common stock, $1.00 par value.

1.6 “Company” shall mean Quaker Chemical Corporation, or any successor by merger, purchase or otherwise, and, as appropriate, with respect to eligibility to participate in the Plan, the majority-owned subsidiaries of Quaker Chemical Corporation.

1.7 “Covered Employee” shall mean the chief executive officer (or the individual acting in such a capacity) of the Company and any other officer of the Company whose total compensation is required to be reported to shareholders under the Exchange Act by reason of his or her being among the four highest compensated officers (other than the chief executive officer) for a taxable year, as determined in accordance with Section 162(m) of the Code. The provisions of the Plan that specifically apply only to Covered Employees shall apply to a Participant if he or she is reasonably expected to be a Covered Employee with respect to the taxable year in which the Performance Period begins, or the taxable year in which the bonus is to be paid.

1.8 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.9 “Participant” shall mean, with respect to a Performance Period, an employee of the Company who has been designated by the Committee as a Participant in the Plan for such Performance Period.

1.10 “Performance Goal” shall mean, with respect to a Performance Period, an objective performance goal established by the Committee, consistent with the express terms of the Plan, which must be met in order for a bonus to be payable to a Participant with respect to such Performance Period, except as provided in Section 5.4.

1.11 “Performance Period” shall mean the Plan Year or such other period or periods as may be established as a Performance Period by the Committee from time to time. Nothing herein shall prohibit the creation of multiple Performance Periods which may overlap with other Performance Periods established under the Plan.

1.12 “Plan” shall mean the Quaker Chemical Corporation 2001 Global Annual Incentive Plan, as amended and restated effective January 1, 2006, and as may be amended from time to time.

1.13 “Plan Year” shall mean the calendar year.

1.14 “Short-Term Deferral Date” shall mean, with respect to bonus compensation payable for a Performance Period, the 15th day of the third month following the end of the Performance Period. Payment shall be treated as made on the Short-Term Deferral Date if payment is made on such Date or on a later date that is as soon as practicable after such Date and within the same calendar year, and a Participant shall have no right to interest as a result of payment on such later date. Notwithstanding the foregoing, for purposes of determining the date the bonus award “would otherwise be payable” under Section 5.1 and the “payment date” under Section 4.1(c), the date the bonus award is actually paid to similarly situated Participants shall be determinative, and not the Short-Term Deferral Date (if the actual payment date is not the Short-Term Deferral Date).

ARTICLE II—ELIGIBILITY AND PARTICIPATION

2.1 Designation of Participants. Those employees of the Company who are designated as Participants in the Plan by the Committee shall be eligible to participate in the Plan. Prior to or at the time Performance Goals are established for a specified Performance Period, the Committee shall identify the employees of the Company (by name, title, salary grade or similar classification) who are to be Participants in the Plan with respect to such Performance Period.

2.2 Considerations. In making its determination as to eligibility for participation in the Plan, the Committee shall take into account an employee’s position in the Company and the extent to which the employee’s position affords him or her the opportunity to have a significant impact on the attainment of the Company’s objectives.

ARTICLE III—PERFORMANCE GOALS

3.1 Establishment of Performance Goals. Prior to or within the first ninety (90) days of a Performance Period, the Committee shall establish in writing with respect to such Performance Period, one or more objective Performance Goals, stated in terms of an objective formula or formulas or such other appropriate method, for computing the amount of bonus compensation which may be payable to each Participant if the specified Performance Goals or levels thereof are attained.

(a) Notwithstanding the foregoing sentence, the Performance Goals for any Performance Period may not be established after 25% of the period of service represented by the Performance Period has elapsed, and the outcome must be substantially uncertain when the Performance Goals are established.

(b) Subject to the specific limitations set forth in the Plan, nothing herein shall limit the authority of the Committee to establish more than one Performance Goal and more than one formula with respect to bonus compensation of a Participant, nor limit a Participant’s ability to receive more than one bonus payment with respect to a single Performance Period.

3.2 Business Criteria, Adjustments and Measurement. Performance Goals shall be based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, regional business units or other operating units, or (iii) any combination thereof): profit before taxes, stock price, market share, gross revenue, net revenue, pre-tax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria, which may be modified at the discretion of the Committee to take into account significant nonrecurring items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate; provided, however, that any such modification or adjustment with respect to a Covered Employee shall be established not later than the end of the period in which the Performance Goals for the Performance Period must be established.

(a) Performance Goals may also be based upon a Participant’s attainment of personal objectives with respect to any of the foregoing business criteria or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility; provided, however, that with respect to a Covered Employee, such personal objectives shall be objective performance goals within the meaning of Section 162(m) of the Code.

(b) With respect to Covered Employees, measurements of actual performance against the Performance Goals established by the Committee shall be objectively determinable and shall, to the extent applicable, be determined according to generally accepted accounting principles as in existence on the date on which the Performance Goals are established and without regard to any changes in such principles after such date, except where the Committee has specified otherwise not later than the end of the period in which the Performance Goals for the Performance Period must be established. The Committee may provide for appropriate adjustments to any business criteria used in connection with measuring attainment of Performance Goals to take into account fluctuations in exchange rates, where relevant.

3.3 Changes In Eligibility During the Performance Period. The Committee may, but is not required to, establish special rules for any employee who first becomes a Participant during a Performance Period, or whose level of participation the Committee determines should be changed during a Performance Period, but only to the extent that such special rules do not cause any Covered Employee’s bonus award to cease to qualify as “performance-based compensation” as that term is used for purposes of Code Section 162(m) and Treasury Regulations promulgated thereunder.

ARTICLE IV—DETERMINATION OF BONUS AWARDS AND LIMITATIONS

4.1 Determination of Bonus Payment. As soon as practicable following the end of a Performance Period, the Committee shall determine whether and to what extent the Performance Goal or Performance Goals established for a Participant for such Performance Period have been achieved, including the specific target objective or objectives and the satisfaction of any other material terms of the bonus award, and shall certify such determination in writing, which certification may take the form of minutes of the Committee documenting such determination.

(a) The Committee shall then calculate the amount of each Participant’s bonus or bonuses for such Performance Period based upon the levels of achievement of the relevant Performance Goals and the formula(s) established for such purposes with respect to such Performance Period, subject to the limitations set forth in this Article IV and the employment and proration rules set forth in Article V.

(b) The Committee shall have no discretion to increase the amount of any Participant’s bonus payable under the Plan if the Participant is a Covered Employee, but may, notwithstanding anything contained herein to the contrary, reduce the amount of or totally eliminate any Participant’s bonus, if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the Participant’s individual performance or to take into account any other factors the Committee deems appropriate.

(c) At any time before a bonus is payable under the Plan, the Committee in its sole discretion shall determine whether the medium of payment shall be cash and/or Common Stock. To the extent an objective formula established under Section 3.1 for a Participant for a Performance Period is stated in terms of a medium other than the final medium of payment determined by the Committee under this subsection (c), conversion to the final medium of payment shall be determined by the average of the lowest and highest sales price for a share of Common Stock as quoted on the New York Stock Exchange for the payment date (or the trading day immediately preceding the payment date if the payment date is not a trading day).

4.2 Limitations. No Participant shall be entitled to receive a bonus or bonuses in excess of the following limitations:

(a) For bonuses paid in cash, the maximum bonus payable with respect to all Performance Periods ending in any one Plan Year shall not exceed three hundred percent (300%) of such Participant’s Annual Base Salary in effect as of September 30th during such Plan Year.

(b) For bonuses payable in the form of a transfer of shares of Common Stock, the maximum bonus payable with respect to all Performance Periods ending in any one Plan Year shall not exceed one hundred thousand (100,000) shares.

(c) Special rules for application of the limitations on bonus payments:

(i) A Participant’s Annual Base Salary shall be deemed for these purposes to be the lesser of his or her actual Annual Base Salary or $1,000,000.

(ii) The limitation on cash bonuses and on bonuses in the form of transfers of Common Stock shall be applied separately to the cash and stock components of any bonus or bonuses paid to a Participant.

4.3 Common Stock Available. Shares of Common Stock transferable under the Plan shall be shares of authorized, but not issued Common Stock or Common Stock held in treasury. The maximum number of shares of Common Stock which may be issued under the Plan shall not exceed five hundred thousand (500,000) shares.

(a) Bonuses payable in the form of a transfer of shares may be evidenced by written grant documents in such form as the Committee shall from time to time approve, and shall set forth such terms and conditions as the Committee shall, from time to time, at its discretion, impose on such transferred shares; provided, however, that any such terms and conditions may not be inconsistent with any specific terms of the Plan.

(b) In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, spin-off, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in (i) the number and kind of shares available for use under the Plan, (ii) the annual limitations on awards of Common Stock, and (iii) the number and kind of shares of Common Stock payable under the formula(s), if any, for the Performance Period in which such event occurs. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding, and conclusive.

ARTICLE V—PAYMENT OF AWARDS

5.1 Employment Requirement. No bonus shall be payable under the Plan to any Participant who is not employed by the Company (or an affiliate of the Company) on the date such bonus would otherwise be payable unless:

(a) The Participant’s employment terminates prior to such date, but after one-half of the Performance Period has elapsed, on account of his or her death, disability (as determined by the Committee, in its sole discretion), retirement from the Company on or after attainment of his or her “normal retirement age” or “early retirement age” as such terms are defined in the Quaker Chemical Corporation Pension Plan, or under such other circumstances as the Committee shall, in its sole discretion, determine;

(b) An amount is payable pursuant to Section 5.4; or

(c) The Committee, in its sole discretion, specifically provides for payment of the Participant’s bonus award if the Participant’s employment terminates after the end of the Performance Period but before the date of payment.

If a Participant’s employment terminates prior to the date a bonus award would otherwise be payable under any circumstances other than those described above, no bonus award shall be payable to such Participant.

5.2 Proration of Bonus.

(a) If a Participant is on a leave of absence during a Performance Period, any bonus award payable shall be prorated based on active service during the Performance Period, except as provided in Section 5.4.

(b) If a Participant’s employment terminates under the circumstances set forth in Section 5.1(a), any bonus award payable will be prorated based on active service during the Performance Period, except as provided in Section 5.4.

5.3 Payment Date. After the Committee has certified in writing that the relevant Performance Goals have been achieved, bonus awards shall be paid by the Company on the Short-Term Deferral Date, to the Participant or to his or her estate in the event of death.

5.4 Change in Control. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control (as defined in the Quaker Chemical Corporation 2006 Long-Term Performance Incentive Plan), each Participant who is employed by the Company on the day before such Change in Control shall be paid (a) any bonus with respect to any Performance Period ending prior to such Change in Control (based on achievement during such Period) that has not been paid to the Participant, such payment to be made on the 15th day of the third month following the end of the Performance Period, and (b) with respect to the Performance Period in which such Change in Control occurs, the amount of the bonus that would have been payable had the target level of performance been achieved for such Performance Period, such payment to be made on the 15th day of the third month following the end of the Performance Period.

ARTICLE VI—OTHER TERMS AND CONDITIONS

6.1 Shareholder Approval. No bonus awards shall be paid under the Plan with respect to Performance Periods beginning on and after the first meeting of the Company’s shareholders in 2006 unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Plan, including the business criteria described in Section 3.2, are disclosed to and approved by the Company’s shareholders by a majority of votes cast in a separate vote, either in person or by proxy, including abstentions to the extent abstentions are counted as voting under applicable state law.

6.2 Nontransferability; Unfunded Plan. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

6.3 Rights. No person shall have any legal claim to be granted an award under the Plan and the Committee shall have no obligation to treat Participants uniformly. Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to maintain any Participant’s compensation at any level.

6.4 Withholding. The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries, or take any other actions it deems necessary or appropriate in connection with any applicable withholding requirements.

6.5 Common Stock. No Common Stock will be delivered under the Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with all Federal and state securities laws and with the rules of the New York Stock Exchange and of all domestic stock exchanges on which the Common Stock may be listed. Any certificate issued to evidence shares of Common Stock awarded pursuant to the Plan may bear legends and statements the Committee shall deem advisable to assure compliance with Federal and state laws and regulations. No shares of Common Stock shall be delivered under the Plan until the Company has obtained consent or approval from regulatory bodies, Federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of a person or estate acquiring the right to an award of Common Stock made pursuant to the Plan as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Common Stock and may require consents and releases of taxing authorities that it may deem advisable.

ARTICLE VII—ADMINISTRATION

7.1 The Committee. Until changed by the Board, the Compensation/Management Development Committee of the Board shall constitute the Committee hereunder. All actions taken under the terms of the Plan with respect to any employee who is a Covered Employee or who is subject to the reporting requirements of Section 16(a) of the Exchange Act shall be taken by a Committee consisting solely of two or more members of the Board who qualify both as “outside directors” (as that term is used for purposes of Section 162(m) of the Code), and as “non-employee directors” (as that term is used for purposes of Section 16 of the Exchange Act).

7.2 Committee’s Authority. The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines, and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

7.3 Delegation of Authority. Except with respect to matters which under Section 162(m)(4)(C) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan’s terms, including adopting and enforcing rules to decide procedural and administrative issues.

7.4 Reliance. The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants, and other professional or expert persons.

7.5 Liability; Indemnification. No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person’s own fraud or bad faith.

7.6 Governing Law. The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania (without reference to principles of conflicts of laws) to the extent Federal law is not applicable.

ARTICLE VIII—TERM OF PLAN, AMENDMENT AND TERMINATION

8.1 Further Shareholder Approval. The Plan shall terminate as of the date of the first meeting of the shareholders of the Company that occurs in 2011, unless the material terms of the Plan, including a new term, are disclosed to and approved by shareholders on or before the date of such shareholders meeting. Any such termination shall have no effect on Performance Periods beginning before the date of the first meeting of the shareholders of the Company that occurs in 2011.

8.2 Amendment, Suspension and Termination. The Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Board. The Board may from time to time make such amendments to the Plan as it may deem advisable, including any amendments deemed necessary or desirable to comply with the provisions of Code Section 162(m) relating to “performance-based compensation.” Notwithstanding the foregoing, no amendment to the Plan shall be made without the approval of the Company’s shareholders, which:

(a) Increases the maximum cash or stock award permitted under the Plan;

(b) Extends the term of the Plan;

(c) Materially modifies the requirements as to eligibility for participation in the Plan;

(d) Changes the business criteria which may be used in establishing Performance Goals;

(e) Otherwise modifies the Plan in a manner that would cause the Plan to fail to meet the requirements under Section 162(m) of the Code applicable to payments of “performance-based compensation” with respect to Covered Employees; or

(f) Requires shareholder approval under the rules of the exchange or market on which Common Stock is listed or traded.

8.3 Effect of Termination/Amendment. Termination or amendment of the Plan shall not, without the consent of the Participant, diminish a Participant’s rights with respect to any bonus program in effect with respect to the Performance Period in which such amendment or termination occurs except to the extent that such amendment or termination is determined by the Committee to be necessary or appropriate (a) in connection with maintaining the qualification of bonuses under the Plan as “performance-based compensation” for purposes of Code Section 162(m), or (b) to avoid additional tax under Section 409A(a)(1)(B) of the Code.

APPENDIX E

QUAKER CHEMICAL CORPORATION

2006 LONG-TERM PERFORMANCE INCENTIVE PLAN

1. PURPOSE OF THE PLAN

This 2006 Long-Term Performance Incentive Plan (the “Plan”) is being established to (a) provide incentives and awards to non-employee directors, consultants and those employees largely responsible for the long-term success of Quaker Chemical Corporation (the “Company”) and its 50% or more owned subsidiaries, (b) enable the Company to attract and retain executives, non-employee directors and consultants in the future, and (c) encourage employees, non-employee directors and consultants to acquire a proprietary interest in the performance of the Company by purchasing and owning shares of the Company’s Common Stock.

The adoption of the Plan is subject to the approval of the Plan by the Company’s shareholders and shall not become effective until so approved. The Plan is intended to replace the Company’s 2001 Long-Term Performance Incentive Plan (the “2001 Plan”). If the Plan is approved by the Company’s shareholders, no further grants of stock options, and no awards of restricted stock or grants of performance incentive units or stock appreciation rights, shall be made under the 2001 Plan. If the Plan is not so approved by the Company’s shareholders, the Plan shall be null and void, and the 2001 Plan shall continue in effect without change, provided that no awards shall be granted under the 2001 Plan with respect to performance periods beginning after the first shareholders meeting in 2006.

2. GENERAL PROVISIONS

2.1 Definitions. As used in the Plan, the following terms shall have the following meanings unless otherwise required by the context:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Award” means an Equity Award granted to a Non-employee Director or Consultant, or an Equity Award or Performance Incentive Unit granted to an Employee.

(c) “Board of Directors” means the Board of Directors of the Company.

(d) “Change in Control” means, except as provided in Section 10.3, the date on which:

(i) any person (a “Person”), as such term is used in Sections 13(d) and 14(d) of the Act (other than (A) the Company and/or its wholly owned subsidiaries; (B) any “employee stock ownership plan” (as that term is defined in Code Section 4975(e)(7)) or other employee benefit plan of the Company and any trustee or other fiduciary in such capacity holding securities under such plan; (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (D) any other Person who, within the one year prior to the event which would otherwise be a Change in Control, is an executive officer of the Company or any group of Persons of which he or she voluntarily is a part), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities or such lesser percentage of voting power, but not less than 15%, as determined by the members of the Board of Directors of the Company who are independent directors (as defined in the New York Stock Exchange, Inc. Listed Company Manual); provided, however, that a Change in Control shall not be deemed to have occurred under the provisions of this subsection (i) by reason of the beneficial ownership of voting securities by members of the Benoliel Family (as defined below) unless and until the beneficial ownership of all members of the Benoliel Family (including any other individuals or entities who or which, together with any member or members of the Benoliel Family, are deemed under Sections 13(d) or 14(d) of the Act to constitute a single Person) exceeds 50% of the combined voting power of the Company’s then outstanding securities;

(ii) during any two-year period after the effective date of the Plan, Directors of the Company in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of subsections (i) or (iii) hereof) whose election by the Board of Directors or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute at least a majority of the Board of Directors;

(iii) the consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company’s Common Stock would be converted into cash, securities, and/or other property, other than a merger of the Company in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of voting securities of the surviving corporation immediately after the merger as they had in the Common Stock immediately before; or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or

(iv) the Company’s shareholders or the Company’s Board of Directors shall approve the liquidation or dissolution of the Company.

As used in this subsection, “members of the Benoliel Family” shall mean Peter A. Benoliel, his wife and children and their respective spouses and children, and all trusts created by or for the benefit of any of them.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means (i) the Compensation/Management Development Committee of the Board of Directors, (ii) such other committee of the Board of Directors that consists solely of two (2) or more members of the Board of Directors, each of whom qualifies both as an “outside director” (as that term is used for purposes of Code Section 162(m)) and as a “non-employee director” (as that term is used for purposes of Rule 16b-3 under the Act) with respect to the Plan, or (iii) such other committee as the Compensation/Management Development Committee, in its discretion, shall establish that consists of one or more members of the Board of Directors (such as the Chairman of the Board) for purposes of granting Equity Awards to Employees who are not Covered Employees and who are not subject to Section 16(b) of the Act.

(g) “Common Stock” means the Common Stock, par value $1.00 per share, of the Company.

(h) “Consultant” shall mean an individual who is not an Employee or a Non-employee Director and who has entered into a consulting arrangement with the Company to provide bona fide services that (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(i) “Covered Employee” means each person who is either the chief executive officer of the Company or whose total compensation is required to be reported to shareholders of the Company under the Act by reason of being among the four highest compensated officers (other than the chief executive officer) of the Company. The intent of this definition is to identify those persons who are “covered employees” for purposes of the applicable provisions of Code Section 162(m) and this definition is to be interpreted consistent with this intent. The provisions of the Plan that specifically apply only to Covered Employees shall apply to a Participant if he or she is reasonably expected to be a Covered Employee with respect to the taxable year in which the Performance Period begins, or the taxable year in which the Performance Award is to be paid.

(j) “Employee” means an individual who is employed by the Company or a Subsidiary.

(k) “Equity Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Stock Grant made under the Plan.

(l) “Fair Market Value” means, with respect to the applicable date, the average of the lowest and highest sales price for a share of Common Stock as quoted on the New York Stock Exchange for that date or, if not reported on the New York Stock Exchange for that date, as quoted on the principal exchange on which the Common Stock is listed or traded; provided, however, if no such sales are made on such date, then on the next preceding date on which there are such sales. If for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee under a method that complies with Code Sections 422 and 409A and that is adopted by the Committee.

(m) “Incentive Stock Option” means an option granted under the Plan which is intended to qualify as an incentive stock option under Code Section 422.

(n) “Non-employee Director” means a director of the Company who is not an Employee.

(o) “Non-Qualified Stock Option” means an option granted under the Plan which is not an Incentive Stock Option.

(p) “Participant” means an Employee, Non-employee Director or Consultant to whom an Award has been granted under the Plan.

(q) “Performance Award” means Performance Stock, Performance Stock Units and Performance Incentive Units.

(r) “Performance Incentive Unit” means a unit granted pursuant to Article 8.

(s) “Performance Period” means a period of one or more consecutive calendar years or other periods as determined by the Committee. Nothing herein shall prohibit the creation of multiple Performance Periods which may overlap with other Performance Periods established under the Plan. In no event, however, shall a Performance Period begin on or after the first shareholder meeting that occurs in 2011 unless shareholder approval is obtained as required under Code Section 162(m).

(t) “Performance Program Target” means a performance program target fixed by the Committee for a particular Performance Period as provided in Article 9.

(u) “Performance Stock” means a type of Restricted Stock, where the lapse of restrictions is based on achievement of one or more Performance Program Targets.

(v) “Performance Stock Unit” means a type of Restricted Stock Unit, the vesting of which is based on achievement of one or more Performance Program Targets.

(w) “Restricted Stock” means Common Stock subject to restrictions determined by the Committee and granted pursuant to Article 6.

(x) “Restricted Stock Unit” means a unit granted pursuant to Article 7.

(y) “Short-Term Deferral Date” means, (i) with respect to a Performance Stock Unit or Performance Incentive Unit, the 15th day of the third month following the end of the Performance Period for which such Award was made, and (ii) with respect to a Restricted Stock Unit that is not a Performance Stock Unit, the 15th day of the third month following the end of the calendar year in which the Unit is no longer subject to a substantial risk of forfeiture. Payment shall be treated as made on the Short-Term Deferral Date if payment is made on such Date or on a later date that is as soon as practicable after such Date and within the same calendar year, and a Participant shall have no right to interest as a result of payment on such later date. Notwithstanding the foregoing, for purposes of determining the date payment “would otherwise be made” with respect to a Performance Incentive Unit under Sections 8.3 and 9.4, the date payment is actually made to similarly situated Participants with respect to the Performance Period shall be determinative, and not the Short-Term Deferral Date (if the actual payment date is not the Short-Term Deferral Date).

(z) “Stock Appreciation Right” means a right granted pursuant to Article 4.

(aa) “Stock Grant” means a grant of unrestricted shares of Common Stock pursuant to Article 5.

(bb) “Stock Option” means an Incentive Stock Option or Non-Qualified Stock Option granted pursuant to Article 3.

(cc) “Subsidiary” means any corporation or other entity, the equity of which is 50% or more owned, directly or indirectly, by the Company.

(dd) “Termination of Service” shall mean (i) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Subsidiaries; (ii) with respect to an Equity Award granted to a Non-employee Director, the cessation of the provision of services as a director of the Company; and (iii) with respect to an Equity Award granted to a Consultant, the termination of the consulting arrangement between the Consultant and the Company; provided, however, that if a Participant’s status changes from Employee, Non-employee Director or Consultant to any other status eligible to receive an Award under the Plan, the Committee may provide that no Termination of Service occurs for purposes of the Plan until the Participant’s new status with the Company and all Subsidiaries terminates. For purposes of this paragraph, if a Participant is an Employee of a Subsidiary and not the Company, the Participant shall incur a Termination of Service when such corporation ceases to be a Subsidiary, unless the Committee determines otherwise.

(ee) “Total Disability” shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. Such determination shall be made by a physician selected by the Committee and reasonably acceptable to the Participant or the Participant’s legal representative.

2.2 Administration of the Plan.

(a) The Plan shall be administered by the Committee, which shall have the full power, subject to and within the limits of the Plan, to interpret and administer the Plan and Awards granted under it, make and interpret rules and regulations for the administration of the Plan, and make changes in and revoke such rules and regulations. The Committee also shall have the authority to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries. The Committee, in the exercise of these powers, shall (i) generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of an Award in a manner and to the extent it shall deem necessary to make the Plan fully effective; (ii) determine those Employees, Non-employee Directors and Consultants to whom Awards shall be granted, the type of Award to be granted and the number of Awards to be granted, consistent with the provisions of the Plan; (iii) determine the terms of Awards granted consistent with the provisions of the Plan; and (iv) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company.

(b) The Board may, at its discretion, select one or more of its members who are eligible to be members of the Committee as alternate members of the Committee who may take the place of any absent member or members of the Committee at any meeting of the Committee. The Committee may act only by a majority vote of its members then in office; the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

2.3 Effective Date. The Plan shall be effective as of March 6, 2006, provided that the Plan is approved and ratified by the Company’s shareholders at the Company’s 2006 Annual Meeting of Shareholders. If the Plan is not so approved by the Company’s shareholders, the Plan and all Awards previously granted thereunder shall become null and void.

2.4 Duration. If approved by the shareholders of the Company as provided in Section 2.3, unless sooner terminated by the Board of Directors, the Plan shall remain in effect until March 5, 2016.

2.5 Shares Subject to the Plan; Equity Award Limits. The maximum aggregate number of shares of Common Stock which may be subject to Equity Awards granted under the Plan shall be 1,000,000 (which is also the maximum aggregate number of shares that may be subject to Incentive Stock Options under the Plan), subject to the following limits:

(a) No Employee shall be granted during any one calendar year Stock Options entitling such Employee to purchase more than five hundred thousand (500,000) shares of Common Stock;

(b) No Employee shall be granted during any one calendar year Stock Appreciation Rights entitling such Employee to appreciation with respect to more than five hundred thousand (500,000) shares of Common Stock;

(c) The aggregate number of shares of Common Stock subject to Performance Stock granted to an Employee during any one calendar year shall not exceed five hundred thousand (500,000) shares;

(d) The aggregate number of shares of Common Stock subject to Performance Stock Units granted to an Employee during any one calendar year shall not exceed five hundred thousand (500,000) shares;

(e) No more than five hundred thousand (500,000) shares of Common Stock shall be available for the granting of Restricted Stock under the Plan;

(f) No more than five hundred thousand (500,000) shares of Common Stock shall be available for the granting of Restricted Stock Units under the Plan; and

(g) No more than two hundred and fifty thousand (250,000) shares of Common Stock shall be available for the granting of Stock Grants under the Plan.

Each limit in the preceding sentence shall be subject to adjustment in accordance with Section 11.2. If an Equity Award expires, terminates for any reason, or is canceled, forfeited or settled in cash rather than stock, the number of shares of Common Stock with respect to which such Equity Award expired, terminated, or was canceled, forfeited or settled in cash, shall be available for future grants of Equity Awards under the Plan, except as otherwise required under Code Section 162(m). If any Stock Option is exercised by withholding or surrendering Common Stock to the Company as full or partial payment or if tax withholding requirements are satisfied by withholding or surrendering Common Stock to the Company, only the number of shares issued net of Common Stock withheld or surrendered shall be deemed delivered for purposes of applying the limits set forth in this Section. Shares subject to Equity Awards may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose.

2.6 Amendments and Termination. The Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable, and the Committee may amend any outstanding Award at any time (including an amendment that applies to a Participant who has incurred a Termination of Service); provided, however, that, without the approval of the Company’s shareholders, no amendment shall be made which:

(a) Increases the maximum number of shares of Common Stock which may be subject to Incentive Stock Options granted under the Plan (other than as provided in Section 11.2);

(b) Materially modifies the requirements as to eligibility for participation in the Plan with respect to Incentive Stock Options;

(c) To the extent compliance with Code Section 162(m) is desired, modifies the Plan in a manner that would cause any Award to fail to meet the requirements to be treated under Code Section 162(m) as “performance-based compensation”; or

(d) Requires shareholder approval under the rules of the exchange or market on which the Common Stock is listed or traded.

If the Fair Market Value of Common Stock subject to a Stock Option or Stock Appreciation Right has declined since the Equity Award was granted, the Committee, in its sole discretion, may (i) cancel any or all such Stock Options or Stock Appreciation Rights in exchange for cash or the grant of a new Award, or (ii) reduce the exercise price of any or all such Stock Options or reduce the amount over which appreciation of a Stock Appreciation Right is measured; provided, however, that such reduced amount shall not be less than the Fair Market Value on the date such reduction is made.

No amendment, suspension or termination of the Plan or amendment of an outstanding Award shall affect the Participant’s rights under an outstanding Award or cause the modification (within the meaning of Code Section 424(h)) of an Incentive Stock Option, without the consent of the Participant affected thereby. The foregoing limitation on amendments, suspension and termination shall not apply to any amendment, suspension or termination (i) pursuant to Section 11.2, or (ii) that the Committee, in its sole discretion, determines as necessary or appropriate to avoid the additional tax under Code Section 409A(a)(1)(B).

2.7 Participants and Grants. The Committee may grant one or more Awards to Non-employee Directors, Consultants and those Employees who the Committee determines hold positions which enable them to have an impact on the long-term success of the Company or its Subsidiaries. In determining the number of shares of Common Stock subject to an Equity Award and the number of Performance Incentive Units to be granted to an Employee, the Committee shall consider the Employee’s base salary, his or her expected contribution to the long-term performance of the Company, and such other relevant facts as the Committee shall deem appropriate. More than one Award may be granted to any Employee, Non-employee Director or Consultant, and terms and conditions of Awards and types of Awards need not be consistent from Participant to Participant.

3. STOCK OPTIONS

3.1 General. Each Stock Option granted under the Plan to an Employee, Non-employee Director or Consultant shall be granted by the Committee in its sole discretion, and shall be evidenced by an agreement which shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine that are not inconsistent with the terms of the Plan, Code Section 409A and, for Incentive Stock Options, Code Section 422.

3.2 Price. Subject to the provisions of Section 3.6(d), the purchase price per share of Common Stock subject to a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted, except as provided in Section 2.6 regarding repricing.

3.3 Period. The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

3.4 Exercise. A Stock Option shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Committee may specify. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are paid for in full and issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such Common Stock.

3.5 Payment. The Committee, in its sole discretion, shall determine from the alternatives set forth in subsections (a) through (d) the methods by which the exercise price may be paid. To the extent the agreement evidencing a Stock Option does not include one or more alternatives, the Committee hereby specifically reserves the right to exercise its discretion to allow the Participant to pay the exercise price using such alternative.

(a) In United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company;

(b) By the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option;

(c) In United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company delivered to the Company by a broker in exchange for its receipt of stock certificates from the Company in accordance with instructions of the Participant to the broker pursuant to which the broker is required to deliver to the Company the amount required to pay the purchase price; or

(d) By a combination of any number of the foregoing.

The Committee may, in its discretion, impose limitations, conditions, and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

3.6 Special Rules for Incentive Stock Options. Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

(a) Incentive Stock Options shall only be granted to Participants who are Employees.

(b) To the extent that the aggregate Fair Market Value (as of the date of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and under any other plan of the Company or a Subsidiary under which “incentive stock options” (as that term is defined in Code Section 422) are granted exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

(c) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise, and the date of disposition.

(d) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

3.7 Termination of Service.

(a) In the event a Participant incurs a Termination of Service for cause, as determined by the Committee in its sole discretion, while the Participant holds Stock Options granted under the Plan, all Stock Options held by the Participant shall expire immediately.

(b) Except as otherwise provided in subsection (a) or in the agreement evidencing the Participant’s Stock Option, if a Participant, while holding a Stock Option, (i) incurs a Termination of Service on or after reaching his “normal retirement age” or “early retirement age” as such terms are defined in the Quaker Chemical Corporation Pension Plan, or (ii) dies prior to Termination of Service, then each Stock Option held by the Participant shall be exercisable by the Participant (or, in the case of death, by the executor or administrator of the Participant’s estate or by the person or persons to whom the deceased Participant’s rights thereunder shall have passed by will or by the laws of descent or distribution) until the earlier of (A) its stated expiration date or (B) the date occurring three (3) years after the date of such Termination of Service or death, as the case may be. Except as otherwise provided in the agreement evidencing the Participant’s Stock Option, if a Participant shall incur a Termination of Service as a result of the Participant’s Total Disability while such Participant is holding a Stock Option, then each Stock Option held by the Participant shall be exercisable by the Participant (or, in the case of death, by the executor or administrator of the Participant’s estate or by the person or persons to whom the deceased Participant’s rights thereunder shall have passed by will or by the laws of descent or distribution) until its stated expiration date.

(c) Except as otherwise provided in the agreement evidencing the Participant’s Stock Option, if a Participant shall incur a Termination of Service for any reason not specified in Sections 3.7(a) or (b), the Participant shall, to the extent otherwise exercisable at the date of Termination of Service, have the right to exercise the Stock Options held by him or her at the date of Termination of Service for a period of three (3) months or, in the case of Stock Options which are not intended to be Incentive Stock Options, such extended period as the Committee may, in its sole discretion, determine; provided, however, that in no event shall such Stock Options be exercisable after their stated expiration date.

(d) The Committee may accelerate the date as of which a Stock Option becomes exercisable, if the Committee in its discretion deems such acceleration to be desirable.

(e) To the extent a Stock Option held by a Participant is not exercisable at the time of (or as a result of) his or her Termination of Service, such Stock Option shall terminate.

3.8 Effect of Leaves of Absence. It shall not be considered a Termination of Service when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the relationship shall be continued until the later of the date when such leave equals ninety (90) days or the date when the Participant’s right to reemployment shall no longer be guaranteed either by statute or contract.

4. STOCK APPRECIATION RIGHTS

4.1 General. Each Stock Appreciation Right granted under the Plan to an Employee, Non-employee Director or Consultant shall be granted by the Committee in its sole discretion and shall be evidenced by an agreement which shall state the number of shares of Common Stock with respect to which appreciation shall be measured and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine that are not inconsistent with the provisions of the Plan and Code Section 409A.

4.2 Amount Payable on Exercise. A Stock Appreciation Right entitles the Participant to receive, with respect to each share of Common Stock to which the Stock Appreciation Right is exercised, the excess of the Fair Market Value of the share on the date of exercise over the Fair Market Value of the share on the date the Stock Appreciation Right is granted (the “Spread”). Such excess shall be paid in cash, shares of Common Stock (having a Fair Market Value on the date of exercise equal to the Spread), or a combination thereof, as determined by the Committee.

4.3 Period. The duration or term of each Stock Appreciation Right granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

4.4 Exercise. A Stock Appreciation Right shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Committee may specify. Once exercisable, a Stock Appreciation Right shall be exercisable, in whole or in part, by delivery of a notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Appreciation Right is then being exercised.

4.5 Termination of Service. For purposes of determining the extent to which, and the period during which, a Stock Appreciation Right may be exercised following a Participant’s Termination of Service, Section 3.7 shall be applied by replacing the terms “Stock Option” and “Stock Options” in each place such terms appear in Section 3.7, with the terms “Stock Appreciation Right” and “Stock Appreciation Rights,” respectively.

4.6 Effect of Leaves of Absence. It shall not be considered a Termination of Service when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the relationship shall be continued until the later of the date when such leave equals ninety (90) days or the date when the Participant’s right to reemployment shall no longer be guaranteed either by statute or contract.

5. STOCK GRANTS

The Committee may make a Stock Grant to an Employee, Non-employee Director or Consultant. Such Stock Grant shall be fully vested on the date made.

6. RESTRICTED STOCK

6.1 Grant. Restricted Stock may be granted by the Committee to an Employee, Non-employee Director or Consultant under this Article for no consideration in the form of an award of Common Stock subject to restrictions. At the time Restricted Stock is granted, the Committee shall determine whether the Restricted Stock is Performance Stock (where the lapse of restrictions is based on Performance Program Targets), or Restricted Stock that is not Performance Stock (where the lapse of restrictions is based on times and/or conditions determined by the Committee). The period beginning on the date of grant and ending on the date the restrictions lapse is the “Restriction Period.”

6.2 Restrictions. Except as otherwise provided in this Article, Restricted Stock shall not be sold, exchanged, transferred, pledged, assigned, hypothecated, or otherwise encumbered or disposed of during the Restriction Period.

6.3 Lapse of Restrictions.

(a) Restricted Stock Other Than Performance Stock. With respect to Restricted Stock that is not Performance Stock, the restrictions described in Section 6.2 shall lapse at the earliest of (i) such time or times, and on such conditions, as the Committee may specify at the time of grant, (ii) the Participant’s death prior to Termination of Service, (iii) the Participant’s Total Disability prior to Termination of Service, (iv) except as otherwise provided in the agreement evidencing the Participant’s Restricted Stock award, the Participant’s Termination of Service at or after attaining his or her “normal retirement age” as defined in the Quaker Chemical Corporation Pension Plan, or (v) a Change in Control occurring before the Participant’s Termination of Service. The Committee may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Stock (other than Performance Stock) will lapse.

(b) Performance Stock. With respect to Performance Stock granted to a Participant, the restrictions described in Section 6.2 shall lapse after the end of the relevant Performance Period based on the Performance Program Targets established in accordance with Article 9 and achieved for such Period. As promptly as practicable after the end of the Performance Period, the Committee shall, in accordance with Article 9, determine the extent to which the Performance Program Targets have been achieved. Except as provided in Section 10.3, the extent to which such restrictions lapse shall be based solely on the achievement of Performance Program Targets, in accordance with Article 9; the Committee shall not have the discretion to increase the extent to which such restrictions lapse. Except as provided in Section 9.4 and Section 10.3, if a Participant incurs a Termination of Service for any reason prior to the date the Restriction Period would otherwise lapse with respect to Performance Stock, the Participant shall forfeit all Performance Stock granted with respect to such Performance Period. The Restriction Period with respect to Performance Stock shall end on the date the Committee makes its determination regarding achievement of Performance Program Targets in accordance with Article 9, but only to the extent such targets are achieved.

(c) In General. Upon the lapse of restrictions in accordance with this Section 6.3 with respect to a share of Restricted Stock, the Restriction Period shall end and such share of Common Stock shall cease to be Restricted Stock for purposes of the Plan. Except as provided in Section 9.4 and Article 10, any Restricted Stock with respect to which the Restriction Period has not lapsed at the time of (or as a result of) the Participant’s Termination of Service, shall be forfeited.

6.4 Custody of Shares. The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for shares of Restricted Stock be held in custody by a bank or other institution or that the Company may itself hold such certificates in custody until the lapse of restrictions under Section 6.3 and may require as a condition of any grant of Restricted Stock that the Participant shall have delivered to the Company a stock power endorsed in blank relating to the shares of Common Stock subject to the Award. The shares of Common Stock that cease to be Restricted Stock under Section 6.3(c) shall be issued promptly after the conclusion of the Restriction Period and the satisfaction of any applicable withholding requirements.

6.5 Shareholder Rights. Each Participant who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in Section 6.2, including the right to vote the shares and receive dividends and other distributions. Any shares of Common Stock or other securities of the Company received by a Participant with respect to a share of Restricted Stock, as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock.

7. RESTRICTED STOCK UNITS

7.1 Nature of Restricted Stock Units. A Restricted Stock Unit entitles the Participant to receive one share of Common Stock, cash equal to the Fair Market Value of a share of Common Stock on the date of vesting, or a combination thereof, with respect to each Restricted Stock Unit that vests in accordance with Section 7.3; any fractional Restricted Stock Unit shall be payable in cash. The Committee, in its sole discretion, shall determine the medium of payment.

7.2 Grant of Restricted Stock Units. At the time of grant, the Committee shall determine (a) the Employee, Non-employee Director or Consultant receiving the grant, (b) the number of Restricted Stock Units subject to the Award, (c) whether the Restricted Stock Unit is a Performance Stock Unit (where vesting is based on Performance Program Targets), or a Restricted Stock Unit that is not a Performance Stock Unit (where vesting is based on times and/or conditions determined by the Committee), and (d) when such Restricted Stock Units shall vest in accordance with Section 7.3. The Company shall establish a bookkeeping account in the Participant’s name which reflects the number and type of Restricted Stock Units standing to the credit of the Participant.

7.3 Vesting.

(a) Restricted Stock Units Other Than Performance Stock Units. With respect to Restricted Stock Units that are not Performance Stock Units, the Committee shall determine the time period and conditions (such as continued employment or performance measures) that must be met in order for such Restricted Stock Units to vest; provided, however, that Restricted Stock Units that are not Performance Stock Units shall vest on the Participant’s death prior to Termination of Service.

(b) Performance Stock Units. The Committee shall determine the extent to which a Participant’s Performance Stock Units vest after the end of the relevant Performance Period, based on the Performance Program Targets established in accordance with Article 9 and achieved for such Period. As promptly as practicable after the end of the Performance Period, the Committee shall, in accordance with Article 9, determine the extent to which the Performance Program Targets have been achieved. Except as provided in Section 10.3, the extent to which Performance Stock Units vest shall be based solely on the achievement of Performance Program Targets, in accordance with Article 9; the Committee shall not have the discretion to increase the extent to which such Performance Stock Units vest. Except as provided in Section 9.4 and Section 10.3, if a Participant incurs a Termination of Service for any reason prior to the date Performance Stock Units would otherwise vest, the Participant shall forfeit all Performance Stock Units granted with respect to such Performance Period. Performance Stock Units shall vest on the date the Committee makes its determinations regarding achievement of Performance Program Targets in accordance with Article 9, but only to the extent such targets are achieved.

(c) Payment. Except as otherwise provided in the agreement evidencing the Participant’s Restricted Stock Unit grant, payment with respect to a Restricted Stock Unit shall be made on the Short-Term Deferral Date.

7.4 Dividend Equivalent Rights. The Company shall credit to the Participant’s bookkeeping account, on each date that the Company pays a cash dividend to holders of Common Stock generally, an additional number of Restricted Stock Units equal to the total number of Restricted Stock Units credited to the Participant’s bookkeeping account on such date, multiplied by the dollar amount of the per share cash dividend, and divided by the Fair Market Value of a share of Common Stock on such date. Restricted Stock Units attributable to such dividend equivalent rights shall be subject to the same terms and conditions as the Restricted Stock Units to which such dividend equivalent rights relate.

8. PERFORMANCE INCENTIVE UNITS

8.1 Grants. The Committee may grant Performance Incentive Units to an Employee with respect to a Performance Period. However, no Participant shall receive, under the terms of the Plan, compensation payable in cash attributable to his or her Performance Incentive Units during any one calendar year an amount in excess of the lesser of five (5) times the Participant’s base salary, or five million dollars ($5,000,000).

8.2 Stated Value and Change in Performance Targets.

(a) Stated Value. Within the period set forth in Section 9.2, the Committee shall establish the value (which shall be expressed in dollars) of Performance Incentive Units (the “Stated Value”) to be granted to a Participant with respect to a Performance Period, and shall fix the percentage, if any, of the Stated Value to be earned upon the achievement of the Performance Program Targets established for the relevant Performance Period. In no event, however, shall the percentage of Stated Value to be earned upon achievement of the maximum Performance Program Target established with respect to a Performance Period exceed 200% of Stated Value fixed for that Performance Period.

(b) Change in Performance Targets. If the Committee determines that an unforeseen change during a Performance Period in the Company’s business operations, corporate structure, capital structure, or manner in which it conducts business is significant, nonrecurring and material and that the Performance Program Targets established for the Performance Period are no longer suitable, the Committee may, but only with the concurrence of the Board of Directors, modify the Performance Program Targets as it deems appropriate and equitable; provided, however, that no such modification shall increase the Performance Program Targets in effect for any Performance Period (i.e., establish a target that is more difficult to achieve than the original Performance Program Target); and provided, further, that no such modification shall be made that would cause the benefits payable to a Covered Employee with respect to such Performance Program Target to fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).

8.3 Payment. As promptly as practicable after the end of each Performance Period, the Committee shall, pursuant to Article 9, determine the earned percentage of Stated Value of the Performance Incentive Units granted with respect to such completed Performance Period. The Company shall, on the Short-Term Deferral Date, pay to each Participant holding Performance Incentive Units granted with respect to such completed Performance Period, for each such Performance Incentive Unit held by him or her, an amount equal to the product obtained by multiplying Stated Value by the earned percentage of Stated Value; provided, however, that except as provided in Section 9.4 and Section 10.3, no amounts shall be due or payable with respect to any Performance Incentive Units if the Participant to whom such Performance Incentive Units have been granted incurs a Termination of Service for any reason prior to the date the payment would otherwise be made with respect to such Performance Incentive Units.

9. COMMON RULES FOR PERFORMANCE AWARDS

9.1 In General. Notwithstanding any provision of the Plan to the contrary, this Article 9 shall apply to Performance Awards. This Article 9 is intended to ensure that Performance Awards granted to any Participant who is a Covered Employee shall qualify as “performance-based compensation” for purposes of Code Section 162(m). All discretionary actions taken under the Plan with respect to such Performance Awards shall be exercised exclusively by the Committee.

9.2 Committee Determinations. With respect to Performance Awards, the Committee shall determine:

(a) The Employee to whom the Award shall be granted;

(b) The type of Award to be granted;

(c) The Performance Period applicable to the Award;

(d) The Performance Program Target(s) applicable to the Award; and

(e) Other terms and conditions of the Award consistent with the terms of the Plan.

All such determinations shall be made within the first ninety (90) days of the Performance Period or, if shorter, within the first 25% of such Performance Period, provided in either case that the outcome is substantially uncertain when the Performance Program Targets are established. Each of the above determinations shall be made by the Committee in its sole discretion without any requirement for consistency among, for example, (i) the types of Awards granted to Participants, and (ii) the Performance Periods or Performance Program Targets applicable to Participants or to different types of Awards.

9.3 Performance Program Targets.

(a) The Performance Program Targets shall provide an objective method for determining whether the Performance Program Targets have been achieved, and an objective method for computing the amount to be paid, or the number of shares of Common Stock which shall vest or be distributed, to the Participant based on the attainment of one or more goals included in the Performance Program Targets.

(b) Performance Program Targets shall be based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, regional business units or other operating units, or (iii) any combination thereof): profit before taxes, stock price, market share, gross revenue, net revenue, pre-tax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria, which may be modified at the discretion of the Committee to take into account significant nonrecurring items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate; provided, however, that with respect to Performance Awards granted to a Covered Employee, any such modification or adjustment shall be established not later than the end of the period stated in

Section 9.2. Performance Program Targets may also be based upon a Participant’s attainment of personal objectives with respect to any of the foregoing business criteria or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility; provided, however, that with respect to a Covered Employee, such objectives and criteria are consistent with the goal of providing for deductibility under Code Section 162(m).

(c) Measurements of actual performance against the Performance Program Targets established by the Committee shall be objectively determinable and shall, to the extent applicable, be determined according to generally accepted accounting principles as in existence on the date on which the Performance Program Targets are established and, without regard to any changes in such principles after such date, except where the Committee has specified that such changes shall be taken into account and, with respect to Covered Employees, such specification is made not later than the end of the period set forth in Section 9.2. The Committee may provide for appropriate adjustments to any business criteria used in connection with measuring attainment of Performance Program Targets to take into account fluctuations in exchange rates, where relevant.

9.4 Termination of Service Prior to End of Restriction Period, Vesting or Payment Date.

(a) Employment Requirement. Except as provided in Section 10.3, no Performance Award shall be payable under the Plan to any Participant who incurs a Termination of Service prior to the date the Restriction Period ends (with respect to Performance Stock), the date of vesting (with respect to Performance Stock Units), or the date the payment would otherwise be made (with respect to Performance Incentive Units), unless:

(i) The Participant incurs a Termination of Service prior to such date, but after one-half of the Performance Period has elapsed, on account of his or her death or Total Disability, on or after attainment of his or her “normal retirement age” or “early retirement age” as such terms are defined in the Quaker Chemical Corporation Pension Plan, or under such other circumstances as the Committee shall, in its sole discretion, determine; or

(ii) The Committee, in its sole discretion, specifically provides for payment of the Participant’s Performance Award if the Participant incurs a Termination of Service after the end of the Performance Period but before such date.

Except as provided in Section 10.3, if a Participant incurs a Termination of Service prior to the date the Restriction Period ends (with respect to Performance Stock), the date of vesting (with respect to Performance Stock Units), or the date the payment would otherwise be made (with respect to Performance Incentive Units) under any circumstances other than those described above, the Performance Award shall be forfeited on the date of such Termination of Service.

(b) Proration of Performance Award.

(i) If a Participant is on a leave of absence during a Performance Period, the Participant’s Performance Award shall be prorated based on active service during the Performance Period, except as provided in Section 10.3.

(ii) If a Participant incurs a Termination of Service under the circumstances set forth in Section 9.4(a)(i), any Performance Award payable shall be prorated based on active service during the Performance Period, except as provided in Section 10.3.

9.5 Conditions to Payment or Vesting. No Participant may receive any payment (of unrestricted Common Stock or cash) with respect to a Performance Award unless and until (A) the Plan is approved by the Company’s shareholders, and (B) except as provided in Section 10.3, the Committee responsible for the administration of the Plan with respect to such Participant has certified in writing that the Performance Program Target or Targets for a Performance Period have been achieved.

10. CHANGE IN CONTROL

10.1 Stock Options and Stock Appreciation Rights. Upon the occurrence of a Change in Control, all Stock Options and Stock Appreciation Rights granted and outstanding under the Plan shall become immediately exercisable in full regardless of any terms of such an Award to the contrary; provided, however, that the extent to which a Stock Option or Stock Appreciation Right is exercisable shall not be increased under this Section if the Participant incurred a Termination of Service before the Change in Control.

10.2 Restricted Stock other than Performance Stock. Upon the occurrence of a Change in Control, the restrictions described in Section 6.2 shall lapse with respect to all Restricted Stock other than Performance Stock outstanding on the date of the Change in Control; provided, however, that this section shall not apply to a participant who incurred a Termination of Service before the Change in Control.

10.3 Restricted Stock Units and Performance Awards.

(a) In General. This Section 10.3 shall apply to a Participant who (i) is an Employee, Non-employee Director or Consultant on the day before the Change in Control, and (ii) in the case of a Performance Award relating to a Performance Period that has not ended as of the date of the Change in Control, is (A) employed by the Company (or any successor thereto as a result of the Change in Control) on the March 1 immediately following such Change in Control, or (B) has incurred a Termination of Service by action of the Company (or any successor thereto as a result of the Change in Control) without cause (as determined by the Committee, in its sole discretion) prior to such March 1.

(b) Performance Stock. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, (i) with respect to Performance Stock that is (A) held by a Participant described in subsection (a), and (B) relates to a Performance Period that ended before the date of the Change in Control, the restrictions described in Section 6.2 shall lapse on the date of such Change in Control based on achievement during the applicable Performance Period, and (ii) the Company (or any successor thereto as a result of the Change in Control) shall pay (in cash or unrestricted Common Stock) to each Participant described in subsection (a) (or his or her beneficiary) the pro rata portion of the Participant’s Performance Stock with respect to any Performance Period in which such Change in Control occurs, such payment to be made on the March 1 immediately following such Change in Control. The pro rata portion shall be calculated on the fractional portion (the numerator of the fraction being the number of days between the first day of the applicable Performance Period and the date of such Change in Control, and the denominator being the total number of days in the applicable Performance Period) of the Performance Stock for which the restrictions described in Section 6.2 would have lapsed had the Change in Control not occurred, and the target level of performance been achieved for the applicable Performance Period.

(c) Restricted Stock Units and Performance Incentive Units. Notwithstanding any provision of the Plan to the contrary, this subsection (c) shall apply in the event of a Change in Control; provided, however, that in the event any payment under this subsection (c) on account of a Change in Control would not qualify as a short-term deferral (within the meaning of regulations under Code Section 409A), this subsection (c) shall apply to such payment only in the event such Change in Control is also a change in control within the meaning of regulations issued under Code Section 409A:

(i) On the date of such Change in Control, all outstanding Restricted Stock Units (other than Performance Stock Units) held by a Participant described in subsection (a) shall vest and shall be paid (in cash or unrestricted Common Stock, as determined by the Committee, in its sole discretion) to such Participant;

(ii) Performance Stock Units that are (A) held by a Participant described in subsection (a), and (B) relate to a Performance Period that ended before the date of the Change in Control, shall be paid (in cash or unrestricted Common Stock, as determined by the Committee, in its sole discretion) to such Participant on the date of such Change in Control, based on achievement during the applicable Performance Period;

(iii) Performance Incentive Units that are (A) held by a Participant described in subsection (a), and (B) relate to a Performance Period that ended before the date of the Change in Control, shall be paid to such Participant on the date of such Change in Control, based on achievement during the applicable Performance Period; and

(iv) The Company (or any successor thereto as a result of the Change in Control) shall pay to each Participant described in subsection (a) (or his or her beneficiary) the pro rata portion of the Participant’s Performance Stock Units (in cash or unrestricted Common Stock) and Performance Incentive Units (in cash) with respect to any Performance Period in which such Change in Control occurs, such payment to be made on the March 1 immediately following such Change in Control. The pro rata portion shall be calculated on the fractional portion (the numerator of the fraction being the number of days between the first day of the applicable Performance Period and the date of such Change in Control, and the denominator being the total number of days in the applicable Performance Period) of (A) with respect to Performance Stock Units, the Performance Stock Units that would have become vested had the Change in Control not occurred, and the target level of performance been achieved for the applicable Performance Period, and (B) with respect to Performance Incentive Units, the amount that would have been payable had the Change in Control not occurred, and the target level of performance been achieved for the applicable Performance Period.

11. MISCELLANEOUS PROVISIONS

11.1 Agreement. Each Equity Award granted under the Plan shall be evidenced by an agreement between the Company and the Participant which shall set forth the number of shares of Common Stock subject to the Equity Award, and such terms and conditions of the Equity Award as the Committee may, in its sole discretion, determine that are not inconsistent with the terms of the Plan, Code Section 409A and, for Incentive Stock Options, Code Section 422.

11.2 Adjustments Upon Changes in Capitalization. In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, spin-off, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Awards may be granted. A corresponding adjustment changing the number and kind of shares issuable upon exercise or vesting of outstanding Stock Options, Stock Appreciation Rights and/or Restricted Stock Units (as well as the exercise price of outstanding Stock Options and the amount over which appreciation of outstanding Stock Appreciation Rights is measured) shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a Stock Option or Stock Appreciation Right may or may not be exercised or the stated expiration date thereof and may accelerate the termination date of any Award or Performance Period then in effect; provided, however, that not fewer than seven (7) days’ advance notice shall be provided to each Participant whose Award is to be so terminated. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding, and conclusive; provided, however, that no such adjustment or change shall cause the modification (within the meaning of Section 409A of the Code) of an outstanding Stock Option or Stock Appreciation Right.

11.3 Non-Transferability. No Incentive Stock Option, Restricted Stock, Restricted Stock Unit or Performance Incentive Unit shall be assignable or transferable by the Participant except by will or the laws of descent and distribution. No Incentive Stock Option shall be exercisable during the Participant’s lifetime by any person other than the Participant or his or her guardian or legal representative. Except as provided in the agreement evidencing a Participant’s Award, such limits on assignment, transfer and exercise shall also apply to Non-Qualified Stock Options and Stock Appreciation Rights.

11.4 Withholding. The Company’s obligations in connection with this Plan shall be subject to applicable Federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due with respect to an Award may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant upon such terms and conditions as the Committee shall determine; provided, however, that the number of shares withheld to satisfy the tax withholding requirements with respect to any Award shall be limited to the extent necessary to avoid adverse accounting consequences. If the Participant shall either fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such Federal, state, and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any Federal, state, or local taxes of any kind required to be withheld by the Company.

11.5 Deferrals. The Committee may permit a Participant to defer receipt of any Common Stock issuable (or cash payable) upon exercise of a Stock Option or Stock Appreciation Right, the lapse of the Restriction Period applicable to Restricted Stock, the vesting of Restricted Stock Units or the payment of cash pursuant to a Performance Incentive Unit, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents. In no event, however, shall such deferrals be permitted unless the agreement evidencing the Participant’s Award specifically permits deferrals under this Section.

11.6 Compliance with Law and Approval of Regulatory Bodies. No Stock Option or Stock Appreciation Right shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with all Federal and state securities laws and withholding tax requirements and with the rules of the New York Stock Exchange and of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option or Stock Appreciation Right is exercised or for which an Award has been granted may bear legends and statements the Committee shall deem advisable to assure compliance with Federal and state laws and regulations. No Stock Option or Stock Appreciation Right shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, Federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of a payment (in cash or Common Stock) with respect to an Award to a person or estate acquiring the right to payment as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Award and may require consents and releases of taxing authorities that it may deem advisable.

11.7 No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Award shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

11.8 Exclusion from Pension Computations. By acceptance of a grant of an Award under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt, exercise, or vesting thereof or upon the disposition of the shares received upon exercise will not be taken into account as “base remuneration,” “wages,” “salary,” or “compensation” in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing, or deferred compensation plan of the Company or any Subsidiary, except to the extent any such amount is taken into consideration under the express terms of any such plan.

11.9 Interpretation of the Plan. Headings are given to the Articles and Sections of the Plan solely as a convenience to facilitate reference. Such headings, numbering, and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

11.10 Use of Proceeds. Funds received by the Company upon the exercise of Stock Options granted under the Plan shall be used for the general corporate purposes of the Company.

11.11 Construction of Plan. The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania (without reference to principles of conflicts of laws) to the extent Federal law is not applicable.

11.12 Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, share exchange, purchase or otherwise, acquire all or substantially all of the business and assets of the Company.

11.13 Unfunded Plan. Except as provided in Article 6, the Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

QUAKER CHEMICAL CORPORATION

One Quaker Park, 901 Hector Street, Conshohocken, PA 19428

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William R. Cook and Ronald J. Naples, and each of them, proxies of the undersigned, to attend the Annual Meeting of Shareholders of Quaker Chemical Corporation, a Pennsylvania corporation (the “Company”), to be held at the Company’s headquarters located at One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania, on May 10, 2006, at 10:00 A.M., or any adjournment thereof, and with all powers the undersigned would possess if present, to vote:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

QUAKER CHEMICAL CORPORATION

May 10, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	ELECTION OF DIRECTORS:

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Donald R. Caldwell

William R. Cook

Jeffry D. Frisby

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR AGAINST ABSTAIN

2. PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2001 GLOBAL ANNUAL INCENTIVE PLAN.

3. PROPOSAL TO APPROVE THE 2006 LONG-TERM PERFORMANCE INCENTIVE PLAN.

4. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

5. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF FOR WHICH NOTICE HAS NOT BEEN RECEIVED BY COMPANY ON OR BEFORE FEBRUARY 18, 2006.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

The undersigned hereby also acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement with respect to said Meeting, and the Company’s Annual Report, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

March 2006

Dear Quaker Shareholder:

Your enclosed proxy card shows the number of votes you are entitled to cast not the number of shares that you own.

This reflects the action taken at the Annual Meeting of Shareholders on May 6, 1987, when shareholders approved an amendment to the Articles of Incorporation by which holders of Common Stock became entitled to 10 votes per share of Common Stock for shares which were held on that date. The amended Articles also provide that with respect to shares acquired after May 6, 1987, all shares are entitled to one vote per share until such shares are held for 36 consecutive months. After 36 months, each share is entitled to 10 votes.

There are some exceptions to the above and those exceptions are listed in Appendix A “Shareholder Voting Administrative Procedures” to the enclosed Proxy Statement.

Since we have no means of tracking ownership of shares held in “street” or “nominee” name, such shares are presumed to have been held for a period of less than 36 consecutive months.

Please review the number of votes that are listed on the proxy card. For all shares purchased by you before March 1, 2003 (36 months before the record date), you are entitled to 10 votes per share. For all shares purchased by you after March 1, 2003, you are entitled to one vote per share.

If you feel that the votes listed do not accurately reflect the number of votes you are entitled to cast, Appendix A to the enclosed Proxy Statement outlines procedures by which you may seek change. If you have any questions, please call Irene M. Kisleiko, Assistant Corporate Secretary, at 610-832-4119.

To allow sufficient time to research your questions or act on your requests, please call Ms. Kisleiko at Quaker Chemical as soon as possible.

Thank	you.

Quaker Chemical Corporation

One Quaker Park, 901 Hector Street, Conshohocken, PA 19428-0809 USA www.quakerchem.com

T  610.832.4000    F  610.832.8682